UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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MARA Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MARA™

MARA

2025 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NASDAQ:MARA | MARA.COM

Our Mission

To build a more sustainable and inclusive future by developing and deploying innovative technologies, while securing and supporting the world's preeminent blockchain ledger.

Our Values

- **C.A.N.I Constant and Never-Ending Improvement**
- **Trust**
- **Readiness & Urgency**
- **Reliability**
- **Integrity & Transparency**
- **Do what's right**
- **Having a solution mindset**
- **Clarity of communication**

WHAT'S NEW

- See the unique qualifications of our two new directors, Janet George and Barbara Humpton on **pages 9-10**
- Review the expanded responsibilities of Doug Mellinger as our new Lead Independent Director on **page 16**
- Look at how we evaluated our Board on **page 20**
- See our new Social Responsibility Committee and how it is assisting management in overseeing social responsibility and sustainability on **page 18**
- Read the new disclosures on our long-term incentive program on **pages 51-54**

Notice of Virtual Annual Meeting of Stockholders

Annual Meeting Proposals

PROPOSALS

1

Election of two Class II directors to serve until our annual meeting of stockholders to be held in 2028, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal
FOR each director nominee See pages 5-25

2
	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	FOR See pages 28-31

3
	Approval, on an advisory basis, of the compensation of the Named Executive Officers	FOR See pages 33-67

4
	Approval of an amendment to our 2018 Plan to increase the number of shares of our common stock reserved under our 2018 Plan by 18 million	FOR See pages 68-73

We may also transact such other business as may be properly brought before the Annual Meeting or any postponements or adjournments thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Annual Meeting and Voting” in the Proxy Statement. Returning the proxy does not deprive you of your right to virtually attend the Annual Meeting or to vote your shares at the Annual Meeting.
By Order of the Board of Directors:

Fred Thiel Chief Executive Officer and Chairman of the Board

LOGISTICS

Date and Time
Thursday, June 26, 2025
8:30 a.m. Pacific Time
Record Date
Monday, April 28, 2025
Virtual Meeting
You can attend the Annual Meeting online, submit your questions and vote your shares by visiting web.lumiconnect.com/266814323 (password: mara2025)
Proxy Materials
Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: May 7, 2025

HOW TO VOTE

By Internet
www.voteproxy.com
By Telephone
1-800-776-9437 in the United States or 1-201-299-4446 from foreign countries
By Mail
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided
Beneficial Owners
If you own shares of our common stock registered in the name of a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 26, 2025
This Notice of Meeting, Proxy Statement and our 2024 Annual Report are available on the Internet at www.astproxyportal.com/ast/29360. The materials are also available in the Investor Relations section of our website at ir.mara.com.

References to websites in this Proxy Statement are provided for convenience only. Our website is for informational purposes only and the contents of our website or information connected thereto are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any other public filing made with the U.S. Securities and Exchange Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement other than statements of historical fact, including statements relating to trends in or expectations relating to the expected effects of our initiatives, strategies and plans, are forward-looking statements. The words “can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “seek” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of these forward-looking statements after the date of this Proxy Statement, except as required by law.

About MARA

MARA Holdings, Inc. (“MARA”) is a vertically integrated digital energy and infrastructure company that leverages high-intensity compute, such as Bitcoin mining, to monetize underutilized energy assets and optimize power management.
As of December 31, 2024, our total energy portfolio consisted of approximately 1.7 gigawatts of capacity with 16 data centers deployed across North America, the Middle East, Europe and Latin America. We believe we are the world’s largest and most efficient publicly traded Bitcoin mining company, with most of our production in the United States.
MARA at a Glance (as of December 31, 2024)

Incorporated	2010 (Nevada)
Headquarters	Fort Lauderdale, Florida
Publicly Listed	MARA (NASDAQ)
Market Capitalization	$5.7 billion
Employees	152

Core Business	•Converting clean, stranded or otherwise underutilized energy into economic value with the most efficient hardware available •Developing new technologies to advance the Bitcoin mining network

OUR STRATEGY

Vertically Integrated Technology •Software + Hardware + Infrastructure	Bitcoin Treasury •44,893 BTC held (including 10,374 loaned or collateralized BTC, full “HODLˮ approach	Diversified Operations •53.2 EH/s energized combined at 16 sites across four continents

2024 FINANCIAL AND OPERATIONAL HIGHLIGHTS

53.2 EH/s	9,430	$656M	$4.6B
Energized Hash Rate	Bitcoin Produced	Revenues	Unrestricted Cash, Cash Equivalents and BTC

2025 PROXY STATEMENT	1

Proxy Voting Roadmap

This summary highlights select information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before submitting your proxy and voting instructions. For more information regarding our 2024 performance, please review our 2024 Annual Report, which is being made available to stockholders together with this Proxy Statement on or about May 7, 2025.

PROPOSAL 1

Election of Directors

\\ The Board recommends that you vote FOR each Class II director nominee. See pages 5-25

Our Board at a Glance

Name and Primary Occupation	Career Highlights	Director Since	Committees
Nominees for Election as Class II Directors

Georges Antoun Chief Commercial Officer of First Solar	•30 years of operational and technical experience at global technology companies •Board membership at publicly traded companies	May 20, 2021	RAC
TSC

Jay Leupp Managing Partner and Senior Portfolio Manager of Terra Firma Asset Management, LLC	•Extensive audit and financial expertise •Member of American Institute of Certified Public Accountants	May 20, 2021	RAC
NCGC

Continuing Class III Directors

Vicki Mealer-Burke Former Chief Diversity Officer of QUALCOMM	•26 years of global executive leadership experience at QUALCOMM •Led global organizational transformation program for human resources at QUALCOMM	Apr. 1, 2024	TCCC
NCGC
SRC

Douglas Mellinger Managing Director of Clarion Capital Partners	•Extensive experience building and leading public and private companies in the technology and financial industries •Extensive finance experience	Mar. 31, 2022	NCGC
SRC
TSC

Continuing Class I Directors

Fred Thiel Chief Executive Officer and Chairman of MARA Holdings, Inc.	•Extensive blockchain and cryptocurrency experience •Deep operating and strategic expertise in the technology industry	Apr. 24, 2018

Janet George Executive Vice President of Artificial Intelligence of Mastercard	•Deep expertise in artificial intelligence, data centers and high-growth technology environments •Strong track record of scaling businesses and executing and integrating large-scale acquisitions	Sept. 1, 2024	TSC
RAC
TCCC

Barbara Humpton President and Chief Executive Officer of Siemens USA	•Oversees a $19 billion portfolio that focuses on energy-efficient technologies, smart infrastructure and healthcare •Experience leveraging AI and industrial data to drive continuous improvements	Sept. 1, 2024	SRC
TCCC
TSC

NCGC - Nominating & Corporate Governance Committee	RAC - Risk & Audit Committee	Chair	Member
TCCC - Talent, Culture & Compensation Committee	SRC - Social Responsibility Committee	TSC - Technology & Strategy Committee

2

Proxy Voting Roadmap

PROPOSAL 2

Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2025

The Board recommends that you vote FOR this proposal. See pages 28-31

Our board of directors (the “Board”) recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for 2025. The Risk and Audit Committee of our Board considered several factors in engaging PwC, including their independence controls and objectivity, industry knowledge and expertise. The Risk and Audit Committee has determined that the appointment of PwC is in the best interests of MARA and its stockholders.

PROPOSAL 3

Approval, on an Advisory Basis, of Compensation Paid to Our Named Executive Officers

The Board recommends that you vote FOR this proposal. See pages 33-67

Overview of NEO Compensation
The Talent, Culture and Compensation Committee of our Board is guided by a pay-for-performance philosophy and seeks to design the executive compensation program in a manner that reflects alignment between the total compensation paid to executive officers and achievement of strategic objectives deemed critical to the growth and success of the business. To ensure the interests of executives are aligned with those of stockholders, a significant portion of the total compensation opportunity for executives is issued in the form of equity incentive compensation. The charts below represent target compensation mix for (i) the Chief Executive Officer and (ii) as an average for the other Named Executive Officers.

Pay Element	Form		Description
Fixed	Base Salary		•Provide a base amount of compensation necessary to attract and retain executives •Reviewed annually and all of the Named Executive Officers had an increase in salary in 2024
	CEO	Other NEOs

Short-Term Incentive	Annual Cash Incentive Compensation
•Based on achievement of objectives deemed important by the Talent, Culture and Compensation Committee to be important for driving long-term stockholder value
•For 2024, annual cash incentive opportunities for our Named Executive Officers were based on a combination of MARA’s achievement of an exahash target and individual performance goals
•For 2024 performance, the Named Executive Officers were awarded cash bonuses of 140% to 210% of their base salary

	CEO	Other NEOs

Long-Term Incentives	Performance-based Restricted Stock Units
•Entitles recipient to receive shares of common stock upon vesting and settlement
•All long-term incentive awards for 2024 performance vest solely based on the achievement of relative total stockholder return (“TSR”) performance as measured against a designated peer group

	CEO	Other NEOs

2025 PROXY STATEMENT	3

Proxy Voting Roadmap

PROPOSAL 4

Proposal 4: Approval of Amendment to Our 2018 Plan

The Board recommends that you vote FOR this proposal. See page 68-73

Our Board recommends a vote FOR approval of an amendment to our Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares reserved under the 2018 Plan by 18 million shares. The amendment is intended to support our ability to attract and retain directors, officers, employees and other service providers by ensuring sufficient shares remain available for future equity awards. The 2018 Plan was used to grant equity awards to approximately 80% of our employees in 2024 and we believe reflects good governance practices.

4

Board and Governance Matters

PROPOSAL 1

Election of Class II Directors

Our Board unanimously recommends a vote “FOR” each Class II Director Nominee

Board Structure and Membership
We currently have seven directors serving and no vacant directorships on our Board. Our Amended and Restated Bylaws (our “Bylaws”) provide that our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other two classes continuing to serve for the remainder of their respective three-year terms. Because approximately one-third of our directors will be elected at each annual meeting of stockholders, consecutive annual meetings could be required for our stockholders to change a majority of our Board. This classification of our Board may have the effect of delaying or preventing changes of control of MARA.
Our three classes of directors are currently divided as follows:
•The Class II directors are Georges Antoun and Jay Leupp, whose terms will expire at the annual meeting to which this Proxy Statement relates (the “Annual Meeting”) unless they are re-elected;
•The Class III directors are Vicki Mealer-Burke and Douglas Mellinger, whose terms will expire at the annual meeting of stockholders to be held in 2026; and
•The Class I directors are Fred Thiel, Janet George and Barbara Humpton, whose terms will expire at the annual meeting of stockholders to be held in 2027.
Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class, or until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. The size of our Board may be reduced or increased by resolution adopted by our stockholders or directors.
Classified Board Structure
The Board believes that a classified board structure offers several advantages to MARA and its stockholders, such as promoting board continuity and stability, encouraging long-term perspectives in pursuing our strategic initiatives, ensuring that a majority of the directors will always have a deep knowledge of MARA and a firm understanding of its goals and providing protection against certain abusive takeover tactics. A classified Board remains accountable to MARA’s stockholders as directors continue to have fiduciary responsibilities. We have a successful history of refreshing our Board and efficiently allocating board roles appropriately. We currently have six independent directors, each of whom contributes valuable skills and backgrounds to our Board and enhances the Board’s oversight in areas critical to our business strategy.
Director Nominees
Our Board has nominated Georges Antoun and Jay Leupp for re-election to our Board as Class II directors. If elected at the Annual Meeting, Messrs. Antoun and Leupp would serve until our annual meeting of stockholders to be held in 2028, or until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2025 PROXY STATEMENT	5

Board and Governance Matters
Required Vote
The election of each of our director nominees requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR” each director or “WITHHOLD” their vote for any director with respect to this Proposal No. 1. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.
This proposal is considered a non-routine matter. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. If no contrary indication is made, returned proxies will be voted “FOR” each of the Class II director nominees.
Our 2025 Directors and Nominees
Board Qualifications
Our directors and nominees have a wide range of skills, experiences and leadership to oversee MARA’s execution of its strategy.

Skill / Experience / Expertise

Director

Antoun	●	●	●	●	●		●	●	●		●	●
Humpton	●	●	●	●		●	●	●	●	●	●	●
George	●	●	●	●		●	●	●	●		●
Leupp	●			●	●	●	●	●	●		●
Mealer-Burke	●	●	●	●	●	●	●	●	●		●
Mellinger	●	●	●	●	●	●	●	●		●	●
Thiel	●	●	●	●	●	●	●	●		●	●	●

Executive Leadership	Sales/Marketing	Cybersecurity
Technology/Industry	Human Capital Management	Public Policy/Legal/Regulatory
International Operations	Risk Management	Business Transformation/Strategy
Financial Expertise/Literacy	Corporate Governance	Energy/Sustainability

6

Board and Governance Matters
Director Biographies
Director Nominees
Our Board has nominated the two directors set forth in the table below for reelection as Class II directors at the Annual Meeting.
The information below includes certain biographical information about each director nominee, as well as selected information about the specific qualifications, attributes, skills and experience that led our Board to conclude that each director nominee is qualified to serve on our Board.

Independent: Yes
Board Committees: Risk and Audit; Technology and Strategy
Prior Public Company Directorships: Ruckus Wireless, Inc.; Violin Memory, Inc.
Other Directorships and Memberships: Chairman of the University of Louisiana’s College of Engineering Dean’s Advisory Council board
Georges Antoun Chief Commercial Officer of First Solar	Age: 62 Director Since: May 20, 2021

Professional Experience

•Chief Commercial Officer, First Solar, Inc. Appointed in July 2016 after serving as Chief Operating Officer and later as President, U.S.; instrumental in shaping commercial strategy for one of the world’s leading solar companies.
•Venture Partner, Technology Crossover Ventures (TCV). Provided operational expertise to a top-tier technology-focused private equity and venture capital firm.
•Executive Leadership at Ericsson and Redback Networks. Led global IP and broadband networks at Ericsson; previously served as senior vice president of worldwide sales and operations of Redback Networks and then as chief executive officer of the Redback Networks subsidiary following its acquisition by Ericsson.

•Senior Leadership at Cisco Systems. Held several key executive roles, including Vice President of Worldwide Systems Engineering, Optical Operations, and Carrier Sales.
•Early Career at NYNEX (now Verizon). Began his career as a member of the technical staff in the Science and Technology Division, developing foundational expertise in communications infrastructure.
•Energy Advisory Council. Serves on the Federal Reserve Bank of Atlanta’s Energy Advisory Council, providing strategic guidance on energy policy.
•Academic Background. B.S. in Engineering from the University of Louisiana at Lafayette and an M.S. in Information Systems Engineering from the Polytechnic Institute of New York University.

Skills and Experience Supporting Nomination
Our Board believes Mr. Antoun is qualified to serve as a member of our Board due to his more than 30 years of leadership across the global technology sector. He has held senior executive roles at industry-leading companies and brings deep expertise in scaling operations, driving innovation and navigating complex global markets. His prior board service and experience overseeing strategic growth initiatives further enhance his ability to contribute meaningfully to the Board’s oversight and decision-making.

2025 PROXY STATEMENT	7

Board and Governance Matters

Independent: Yes
Board Committees: Risk and Audit (Chair); Nominating and Corporate Governance
Current Public Company Directorships: Healthcare Realty Trust Incorporated; Apartment Investment and Management Company
Other Directorships and Memberships: G.W. Williams Company; Certified Public Accountant (inactive status)
Jay Leupp Managing Partner and Senior Portfolio Manager of Terra Firma Asset Management	Age: 61 Director Since: May 20, 2021

Professional Experience

•Managing Partner, Terra Firma Asset Management, LLC. Leads investment strategy and portfolio management for real estate securities, bringing decades of financial, real estate and asset management expertise.
•Managing Director, Lazard Asset Management. Led Lazard’s global real estate securities practice, a business that was created with the sale of Grubb & Ellis Alesco Global Advisors to Lazard in 2011.
•Founder, President and Chief Executive Officer, Grubb & Ellis Alesco Global Advisors. Established and led a real estate securities mutual fund platform, serving as Senior Portfolio Manager until the firm’s acquisition by Lazard.

•Managing Director, Real Estate Equity Research. Directed real estate equity research at RBC Capital Markets, an investment banking division of the Royal Bank of Canada, as well as Robertson Stephens & Company, formerly an investment banking firm.
•Early Career in Real Estate and Accounting. Gained foundational experience at Staubach Company, specializing in the leasing, acquisition and financing of commercial real estate; Trammell Crow Company, a leading commercial real estate development and investment firm; and KPMG Peat Marwick.
•Academic Background. B.S. in Business Administration from Santa Clara University and an MBA from Harvard Business School.

Skills and Experience Supporting Nomination
Our Board believes Mr. Leupp is qualified to serve as a member of our Board because of his extensive audit and finance expertise, as well as his long-standing experience in investment management and capital markets. As a senior executive at multiple global financial institutions and member of publicly traded company boards, Mr. Leupp brings deep knowledge of financial reporting, risk oversight and corporate governance, which are critical to the Board’s oversight responsibilities.

8

Board and Governance Matters
Continuing Directors
The table below sets forth our Class I and Class III directors, whose terms will expire at our annual meetings to be held in 2027 and 2026, respectively.

Independent: Yes
Board Committees: Technology and Strategy (Chair); Risk and Audit; Talent, Culture and Compensation
Prior Public Company Directorships: NanoString Technologies, Inc.
Other Directorships and Memberships: Gandeeva Therapeutics
Janet George Executive Vice President of Artificial Intelligence of Mastercard	Age: 58 Director Since: September 1, 2024

Professional Experience

•Executive Vice President of Artificial Intelligence, Mastercard Incorporated. Joined Mastercard in 2025 and leads AI strategy and innovation with a focus on enhancing, protecting and personalizing payments through cutting-edge AI technology.
•Corporate Vice President and General Manager, Data Center and AI, Intel Corporation. Oversaw a multi-billion dollar business unit focused on AI and machine learning SaaS growth, operational performance and large-scale technology integration from 2022 to 2024.
•M&A and Scaling Expertise. Successfully led execution and integration of major acquisitions, including Intel’s $650 million acquisition of a cloud AI-based workload optimization company.

•Group Vice President, Oracle Corporation. Built a $1 billion AI business on Oracle Cloud Infrastructure, leading major industry deals and driving Oracle’s growth in the cloud market from 2019 to 2021.
•Senior Technology Leadership. Held executive roles at Western Digital, Accenture, Yahoo, eBay and Apple, consistently delivering growth, operational efficiencies and innovative technology solutions.
•Academic Background. Master’s degree in computer applications from Kerela University and a bachelor’s degree in computer science, mathematics and physics from Pune University.

Skills and Experience Supporting Board Membership
Our Board believes Ms. George is qualified to serve as a member of our Board due to her deep expertise in artificial intelligence, cloud infrastructure and high-growth technology environments. Her experience driving innovation, executing complex acquisitions and delivering operational efficiency across global enterprises makes her a valuable contributor to the Board’s oversight of MARA’s technology strategy and growth.

2025 PROXY STATEMENT	9

Board and Governance Matters

Independent: Yes
Board Committees: Social Responsibility Committee (Chair); Talent, Culture and Compensation Committee; Technology and Strategy Committee
Current Public Company Directorships: Triumph Group, Inc.; Fluence Energy, Inc.
Other Directorships and Memberships: Federal Reserve Bank of Richmond
Barbara Humpton President and Chief Executive Officer of Siemens USA	Age: 64 Director Since: September 1, 2024

Professional Experience

•President and Chief Executive Officer, Siemens USA. Joined in 2018 and leads a $19 billion portfolio spanning energy-efficient technologies, smart infrastructure and healthcare, with a focus on innovation, digitalization and sustainability.
•Technology and Operational Leadership. Oversees the integration of AI and industrial data to drive continuous improvement and efficiency across Siemens USA’s operations.
•Senior Executive, Booz Allen Hamilton and Lockheed Martin. Held key leadership roles contributing to national security, defense and advanced technology development.

•Public-Private Leadership. Served on advisory boards for both the Trump and Biden administrations, recognized for her leadership in driving impactful public-private sector collaboration.
•Board Service. Currently serves on the boards of Fluence Energy, Triumph Group and the Federal Reserve Bank of Richmond, bringing a broad perspective on energy and industrial innovation and economic policy.
•Academic Background. B.A in mathematics from Wake Forest University.

Skills and Experience Supporting Board Membership
Our Board believes Ms. Humpton is qualified to serve as a member of our Board due to her extensive leadership experience in the energy, technology and infrastructure sectors. As President and Chief Executive Officer of Siemens USA, she has overseen large-scale innovation and digital transformation across a $19 billion portfolio. Her expertise in applying advanced technologies to complex industrial systems brings valuable insight to the Board as MARA continues to scale its infrastructure and energy operations. In addition to her executive leadership, Ms. Humpton brings valuable governance expertise through her service on the boards of public companies and major institutions.

10

Board and Governance Matters

Independent: No Board Committees: None Other Directorships and Memberships: Auradine, Inc.; Oden Technologies	Fred Thiel Chairman and Chief Executive Officer of MARA Holdings, Inc.	Age: 64 Director Since: April 24, 2018

Professional Experience

•Chairman and Chief Executive Officer, MARA. Leads the premier Bitcoin mining company, having grown its market capitalization from under $30 million to over $5 billion and its global footprint to span four continents.
•Chairman, Thiel Advisors. Provided deep technology sector operating expertise and strategic advisory services to private equity and venture capital firms, as well as public and private company boards, prior to leading MARA in 2021.
•Chief Executive Officer, Local Corporation and Lantronix, Inc. Held top leadership roles at publicly traded technology companies.

•Over 35 Years’ Experience in the Technology Sector. Brings deep expertise across digital assets, artificial intelligence, semiconductors and enterprise software, with a track record of leading innovation and driving strategic growth.
•Leadership in Young Presidents’ Organization (YPO). Actively involved in global business leadership networks, having led initiatives within YPO’s FinTech and Technology Networks.
•Academic Background. Attended classes at the Stockholm School of Economics and Harvard Business School.

Skills and Experience Supporting Board Membership
Our Board believes Mr. Thiel is qualified to serve as a member of our Board due to his extensive leadership experience, deep knowledge of MARA’s operations and strategy and expertise in blockchain and digital asset technologies. As its Chairman and Chief Executive Officer, Mr. Thiel has been instrumental in driving MARA’s growth and operational scale, and his comprehensive understanding of MARA’s business and industry positions him to provide valuable insight and effective oversight as a member of the Board.

2025 PROXY STATEMENT	11

Board and Governance Matters

Independent: Yes
Board Committees: Talent, Culture and Compensation (Chair); Nominating and Corporate Governance; Social Responsibility
Other Directorships and Memberships: Make-A-Wish Foundation of San Diego (former director); LEAD San Diego (former director)
Vicki Mealer-Burke Former Chief Diversity Officer of QUALCOMM	Age: 63 Director Since: April 1, 2024

Professional Experience

•Former Executive, QUALCOMM Incorporated. Held a range of senior leadership roles during 26-year tenure at one of the world’s leading wireless technology companies, including Chief Diversity Officer, Vice President of Human Resources, Vice President and General Manager of QUALCOMM Education and Senior Director of Product Management, overseeing functions spanning global business development, product management, operations and human resources.
•Operational and Strategic Leadership. Contributed to QUALCOMM’s global growth, helping the company scale from $2 billion in annual revenue and 6,000 employees to over $36 billion in revenue and 50,000 employees.

•First Chief Diversity Officer. Championed inclusive leadership and cultural transformation, establishing initiatives to build a more diverse and purpose-driven global workforce as QUALCOMM’s inaugural Chief Diversity Officer.
•Advisory Board Membership. Served as a member on MARA’s advisory board from September 2022 to April 2024.
•Academic Background. B.B.A. in Management Information Systems from Iowa State University’s Ivy College of Business and an M.A. in Administration from The Ohio State University.

Skills and Experience Supporting Board Membership
Our Board believes Ms. Mealer-Burke is qualified to serve as a member of our Board due to her extensive leadership experience in the technology industry, including over two decades in senior roles at a global Fortune 500 company. Her proven ability to navigate complex and rapidly evolving business environments, coupled with her expertise across operations, product management and human capital strategy, brings valuable perspective to the Board. In addition, her prior service as a member of our advisory board provides her with a deep understanding of our business, culture and strategic priorities.

12

Board and Governance Matters

Lead Independent Director
Independent: Yes
Board Committees: Nominating and Corporate Governance (Chair); Social Responsibility; Technology and Strategy
Other Directorships and Memberships: IEC; Campden IPI
Douglas Mellinger Managing Director of Clarion Capital Partners	Age: 60 Director Since: March 31, 2022

Professional Experience

•Managing Director, Clarion Capital Partners. Plays a key leadership role at a lower middle market private equity and structured credit asset management firm, which he joined in 2013, and focuses on driving value creation across portfolio companies.
•Co-founder, Foundation Source. Helped launch Foundation Source, the leading provider of outsourced services and technology for private foundations.
•Founder, Chairman and Chief Executive Officer, enherent Corp. Built a global software development and services firm that twice earned recognition on the Inc. 500 list and Deloitte’s Technology Fast 500 and Fast 50 rankings.

•Investment Leadership. Held senior positions at Palm Ventures and Zeno Ventures, bringing strategic and operational expertise to high-growth businesses.
•Extensive Board and Advisory Experience. Served on the boards of numerous private and public companies, as well as advisory boards to government agencies, universities, and nonprofit organizations.
•Entrepreneurial and Industry Leadership. Active member and past leader within Young Entrepreneurs’ Organization and Young Presidents’ Organization, contributing to entrepreneurial ecosystems globally.
•Academic Background. B.S. in Entrepreneurial Science from Syracuse University.

Skills and Experience Supporting Board Membership
Our Board believes Mr. Mellinger is qualified to serve as a member of our Board due to his extensive finance and investment experience, as well as his track record of building, leading and advising public and private companies across the technology and financial sectors. As a managing director at a private equity and structured credit firm and a founder of multiple successful ventures, Mr. Mellinger brings deep expertise in capital markets, governance and strategic growth. His broad board experience across corporate, nonprofit and government organizations further enhances his ability to provide valuable oversight and strategic perspective to MARA.

2025 PROXY STATEMENT	13

Board and Governance Matters
Director Nomination and Succession Process
The Board is committed to maintaining strong, effective governance through thoughtful director succession planning and a rigorous nomination process, as described below.

Step 1	Annual Evaluation of Composition

Our Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of our Board and its committees, and the qualification of candidates considering these needs. The Nominating and Corporate Governance Committee developed minimum selection criteria that may be weighted differently depending on the individual being considered or the needs of our Board at the time. Each director should possess attributes, characteristics, experiences, qualifications and skills which enhance his or her ability to perform duties on our behalf (both individually and in combination with the other directors). In addition to the factors described below, the Nominating and Corporate Committee may also consider such other factors as it determines would reasonably be expected to contribute to the overall effectiveness and diversity of our Board.

Step 2	Identify Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director nominees, including search firms and recommendations from executive officers, directors or stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from our Chief Executive Officer, from time to time, in assessing the needs of our Board for relevant background, experience, diversity and skills of its members.
The Nominating and Corporate Governance Committee considers director candidates recommended by our stockholders entitled to vote in the election of directors, so long as such candidates (i) have been nominated in accordance with applicable procedures and (ii) meet the minimum selection criteria for director nominees.
To submit a director candidate, a stockholder must submit the candidate’s name, contact information and detailed background information to: MARA Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Our Corporate Secretary will forward such information to the Nominating and Corporate Governance Committee for its consideration.

Step 3	Review Pool of Candidates

The minimum selection criteria established by the Nominating and Corporate Governance Committee includes, without limitation:
•the ability and willingness to devote the necessary time and effort to diligently perform the duties and responsibilities of Board membership,
•a high level of integrity, personal and professional ethics and sound business judgment,
•commitment to enhancing long-term stockholder value and understanding that such director’s primary goal is to serve the best interest of our stockholders and
•freedom from conflicts of interests that would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures or interfere with the proper performance of such director’s responsibilities.
In making its assessment, the Nominating and Corporate Governance Committee will consider such factors as (i) personal qualities, skills and characteristics, (ii) expertise in specific business areas, including strategy, finance or corporate governance, (iii) professional experience in our industry (or similar industries) and (iv) ability to qualify as an “independent director” under applicable Nasdaq rules and to otherwise exercise independent judgment as a director. Director nominees must be able to offer guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. They must also have sufficient time available to perform all Board and committee responsibilities.

Step 4	Committee Recommendation to Board and Nomination

The Nominating and Corporate Governance Committee reviews a candidate’s independence, time commitments and the qualifications criteria as outlined above and recommends potential director nominees to the Board for approval. The Board reviews the recommendation of the Nominating and Corporate Governance Committee and approves either the candidate’s appointment to the Board or the candidate as a director nominee, as applicable.

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Board and Governance Matters
Director Independence
Nasdaq requires that our Board be comprised of a majority of directors who satisfy the criteria for independence set forth in the Nasdaq rules. Based on the director independence requirements set forth in the applicable Nasdaq rules, our Board has determined that Messrs. Antoun, Leupp and Mellinger and Mses. George, Humpton and Mealer-Burke are “independent” directors. The Board has also determined that Sarita James, whose Board service ended upon the expiration of her term at the 2024 annual meeting of stockholders on June 27, 2024, and Kevin DeNuccio and Said Ouissal, who resigned from the Board effective September 1, 2024, were “independent” directors during their Board service. In addition, all members of our Risk and Audit Committee, Talent, Culture and Compensation Committee and Nominating and Corporate Governance Committee meet the independence standards set forth in applicable Nasdaq rules. Furthermore, all members of our Risk and Audit Committee and Compensation Committee meet the heightened independence standards set forth under applicable SEC rules. For information regarding committee composition as of the date of this Proxy Statement, please refer to the section below titled “Committees of Our Board.”
Corporate Governance Highlights

Independent Leadership
  Strong Lead Independent Director with robust and transparent authority and clearly defined responsibilities
  100% independent Board committees
  Majority independent Board (6 of 7 directors are independent)
  Regular executive sessions of independent directors at Board and committee meetings

Active and Engaged Oversight
  Year-round engagement program for proactive outreach to understand stockholder perspectives and numerous investor relations touchpoints with feedback regularly reported to the Board
  Regular sessions of directors outside of the planned quarterly meetings
  Access to and regular engagement with senior management in furtherance of risk oversight

Regular Board Assessments	Annual Board performance assessments through self-evaluations Regular review of committee composition

Other Best Practices	Single class of common stock Prohibition on hedging and pledging Clawback policies applicable to cash and equity-based incentive compensation

Enhancements in 2024

•formed the Social Responsibility and Technology and Strategy committees •adopted improved committee charters •appointed a Lead Independent Director •enhanced stockholder engagement program
•increased transparency with first Climate, Culture and Community report and Climate Disclosure Project report
•increased gender diversity on the Board and appointed Ms. Mealer-Burke as chair of the Talent, Culture and Compensation Committee

2025 PROXY STATEMENT	15

Board and Governance Matters
Board Structure and Operations
Board Leadership Structure

Fred Thiel Chairman and Chief Executive Officer	Douglas Mellinger Lead Independent Director

Responsibilities of the Chairman of the Board:
•Presides at meetings of the Board, and unless another person is designated, meetings of stockholders
•Establishes the schedules and agendas for Board meetings in consultation with the Lead Independent Director
•Serves as a key liaison between management and the Board, ensuring transparency and alignment

Responsibilities of Lead Independent Director:
•Presides at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors
•Contributes to the development of meeting agendas
•If requested by significant stockholders, available for consultation and direct communication with such stockholders

Our Bylaws allow our Board to determine whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board. Our Board believes it is important to maintain flexibility in our Board leadership structure to best serve our and our stockholders’ interests at any particular time. Currently, Mr. Thiel serves as our Chief Executive Officer and Chairman of the Board.

NEW
Additionally, effective September 1, 2024, we appointed Douglas Mellinger as our Lead Independent Director. Mr. Mellinger’s long-standing commitment to MARA and his deep understanding of our business make him the ideal choice for the role.

We believe our Lead Independent Director and committee structure, combined with the independence of the majority of our Board members, ensures our Board maintains effective oversight of our business, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. While our Board believes this current structure is appropriate at this time, it regularly assesses the advantages and disadvantages of various structures taking into account the evolving needs of our business.
Committees of Our Board
Our Board has five standing committees: the Risk and Audit Committee, the Talent, Culture and Compensation Committee, the Nominating and Corporate Governance Committee, the Social Responsibility Committee and the Technology and Strategy Committee. Each of our committees has a written charter that describes its purpose, membership, meeting structure and responsibilities. A copy of each committee’s charter is available on our website at mara.com in the Governance section of the Investors tab. These charters are reviewed annually by each committee, with any recommended changes approved by our Board.

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Board and Governance Matters

Jay Leupp (Chair)
Risk and Audit Committee
Our Risk and Audit Committee is responsible for, among other things:
•serving as an independent and objective party to monitor our financial reporting process and internal control system and complaints or concerns relating thereto;
•meeting with our independent registered public accounting firm and our financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof reviewing such audit, including any comments or recommendations of our independent registered public accounting firm;
•reviewing and approving the internal corporate audit staff functions, including (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and stalling; (iii) concurrence in the appointment, compensation and rotation of the internal audit management function; and (iv) results of internal audits;
•reviewing the financial statements contained in our annual reports and quarterly reports to stockholders with management and our independent registered public accounting firm to determine that our independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to our stockholders; and
•reviewing with our management any financial information, earnings press releases and earnings guidance filed with the SEC or disseminated to the public, including any certification, report, opinion or review rendered by our independent registered public accounting firm.

Other Members

Georges Antoun	Janet George

Independent: 100% Meetings in 2024: 4

Vicki Mealer -Burke (Chair)
Talent, Culture and Compensation Committee
Our Talent, Culture and Compensation Committee is responsible for, among other things:
•reviewing and approving our goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance with respect to such goals and, subject to existing contractual obligations, set our Chief Executive Officer’s compensation level based on such evaluation;
•considering our Chief Executive Officer’s recommendations with respect to other executive officers;
•evaluating our performance both in terms of current achievements and significant initiatives with long-term implications;
•assessing the contributions of individual executives and recommending to our Board levels of salary and incentive compensation payable to our executive officers; and
•reviewing our financial, human resources and succession planning.

Other Members

Janet George	Barbara Humpton

Independent: 100% Meetings in 2024: 3

2025 PROXY STATEMENT	17

Board and Governance Matters
Compensation Committee Interlocks and Insider Participation
During 2024, Mses. Mealer-Burke, George and Humpton and Messrs. Antoun and Leupp each served on our Talent, Culture and Compensation Committee. Kevin DeNuccio also served on the committee prior to his resignation from the Board effective September 1, 2024. None of them (a) was an officer or employee of MARA or any of its subsidiaries, (b) was a former officer of MARA or any of its subsidiaries or (c) had any related party relationships requiring disclosure under Item 404 of Regulation S-K. During 2024, no executive officer of MARA served as a member of the board of directors or on the compensation committee of any other company whose executive officers or directors serve or served as a member of our Board or our Talent, Culture and Compensation Committee.

Douglas Mellinger (Chair)
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•setting qualification standards for director nominees;
•identifying, considering and nominating candidates for membership on our Board;
•developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to MARA;
•implementing and overseeing a process for evaluating our Board and Board committees and overseeing our Board’s evaluation of our Chairman and Chief Executive Officer;
•making recommendations regarding the structure and composition of our Board and Board committees;
•advising our Board on corporate governance matters and any related matters required by the federal securities laws; and
•assisting our Board in identifying individuals qualified to become Board members; recommending to our Board the director nominees for the next annual meeting of stockholders; and recommending to our Board director nominees to fill vacancies.

Other Members

Jay Leupp	Vicki Mealer -Burke

Independent: 100% Meetings in 2024: 4

Barbara Humpton (Chair)
Social Responsibility Committee
Our Social Responsibility Committee is responsible for, among other things:
•providing an open channel of communication with Board and management related to social responsibility and sustainability initiatives, including philanthropic and community engagement efforts;
•providing oversight of policies, strategies, programs and risks related to social responsibility and sustainability, including climate change and broader environmental and social matters;
•reviewing the annual social responsibility report and other public disclosures related to sustainability, environment and social responsibility; and
•making recommendations with respect to stockholder proposals relating to social responsibility and sustainability matters.

Other Members

Vicki Mealer -Burke	Douglas Mellinger

Independent: 100%

18

Board and Governance Matters

Janet George (Chair)
Technology and Strategy Committee
Our Technology and Strategy Committee is responsible for, among other things:
•overseeing the development and execution of MARA’s strategic technology and product initiatives;
•assessing with management the development and modification of MARA’s technology and product;
•reviewing with management the impact of external developments and factors on MARA’s technology and product;
•evaluating MARA's execution of its strategic technology and product initiatives; and
•providing an open channel of communication with the Board and management regarding MARA's strategic technology and product initiatives.

Other Members

Georges Antoun	Barbara Humpton

Douglas Mellinger

Independent: 100%

2025 PROXY STATEMENT	19

Board and Governance Matters
Board Engagement
Our Board is active and engaged in performing its oversight functions throughout the year.

Meeting Attendance
•Our Board held four meetings in 2024
•Each director attended at least 75% of all meetings of the Board and of any committees on which they served during the period such director was on the Board or such committee
•In addition to formal meetings, management provides the Board with monthly updates to keep directors informed on key developments and business performance

Annual Meeting Attendance
•Although we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, we encourage, but do not require, our directors to attend
•Three of our directors who were serving as directors at the time attended our 2024 annual meeting of stockholders

Executive Sessions	•Independent directors meet in executive session at every regularly scheduled Board meeting

Board Evaluation Process
Our Nominating and Corporate Governance Committee leads an annual evaluation of our Board, and the Board periodically assesses whether it has the skills, processes, structure and policies necessary to effectively attain its goals and fulfill its responsibilities. The annual evaluation requires each director to complete a detailed questionnaire covering, among other topics, Board and committee composition, including size and mix of skills; allocation of responsibilities among Board committees and their respective fulfillment of those responsibilities; Board and committee meeting procedures; and assessment of supporting resources, including from our management.
The responses to the questionnaires are collected and compiled into a report, highlighting key themes, strengths and areas for improvement. The compiled results are presented to the entire Board. This readout includes a summary of the findings, notable trends and any significant discrepancies in responses. Board members engage in an open and constructive discussion about the results. They analyze the feedback, share perspectives and identify specific actions to address any identified issues.
While the Nominating and Corporate Governance Committee’s formal evaluation is conducted on an annual basis, directors share their perspectives and suggestions throughout the year. The Nominating and Corporate Governance Committee uses this ongoing and annual feedback when considering Board composition, Board refreshment and other governance matters, as well as in connection with nominating directors to be elected to the Board.

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Board and Governance Matters
Board Oversight Role
Strategic Oversight
The Board has oversight responsibility for management’s establishment and execution of corporate strategy. The Board is actively engaged in overseeing our long-term strategy, including our Bitcoin mining operations and growth initiatives, development of new technologies and energy solutions, market opportunities and trends and evolving regulatory and policy developments affecting the digital asset industry and technology and energy sectors. The Board regularly discusses and engages with management on a range of topics throughout the year, including strategic and operational priorities; long-term planning and the competitive landscape for Bitcoin mining and digital infrastructure; sustainability and energy efficiency initiatives; regulatory, policy and tax developments; and capital allocation, performance against budget and financial risks in support of our strategic objectives.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes.

Board of Directors

Primarily responsible for overseeing MARA’s risk management processes. Receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding the assessment of risks. Focuses on the most significant risks and general risk management strategy and ensures that risks undertaken by MARA are consistent with the Board’s risk parameters.

Risk and Audit Committee
Oversees MARA’s major financial, operational and cybersecurity risk exposures, including the adequacy of MARA’s internal controls and risk management systems. Monitors the effectiveness of processes to identify, assess and manage significant risks and oversees compliance with legal and regulatory requirements.

Talent, Culture and Compensation Committee
Oversees risks related to executive compensation policies and practices, including whether they encourage excessive or unnecessary risk-taking. Also oversees risks associated with succession planning, workplace culture and human capital management.

Nominating and Corporate Governance Committee
Oversees risks associated with corporate governance practices, including Board structure and effectiveness, compliance with MARA’s Code of Business Conduct and Ethics, and broader governance risks that could impact MARA’s reputation and operations.

Social Responsibility Committee
Oversees risks related to environmental, social and governance matters, including sustainability practices, corporate citizenship initiatives and stakeholder engagement activities that could impact MARA’s long-term risk profile.

Technology and Strategy Committee
Oversees risks related to MARA’s technology initiatives, innovation strategy and emerging technology trends that may affect MARA’s business model or competitive position.

Management

Responsible for the day-to-day handling and mitigation of risks and informing the Board and its committees of changing risks on a timely basis.

2025 PROXY STATEMENT	21

Board and Governance Matters
Compensation Risk Considerations
The Talent, Culture and Compensation Committee, with the assistance of its compensation consultant, periodically reviews our various compensation programs and related policies and practices and believes that the mix and design of the elements of such programs do not encourage our employees, including our executive officers, to take, or reward our employees for taking, inappropriate or excessive risks and accordingly are not reasonably likely to have a material adverse effect on us. In particular, in conducting our review, we consider compensation program attributes that help to mitigate risk, including:

•the mix of cash and equity compensation •the balance of short-term and long-term performance focus •the oversight of an independent Talent, Culture and Compensation Committee
•our Insider Trading Policy, which prohibits the hedging of the economic interest in our securities
•our annual bonus plans being subject to the achievement of performance metrics and offering upside leverage that is within reasonable market norms and provide for uncapped payouts

Sustainability/Environmental, Social and Governance (ESG)
Sustainability and ESG considerations are important elements of MARA’s long-term strategy and risk management framework. The Board and Social Responsibility Committee oversee MARA’s initiatives and performance related to environmental stewardship, social responsibility and governance practices. The Social Responsibility Committee meets regularly with members of management to review ESG-related priorities, monitor progress against goals and discuss emerging trends and stakeholder expectations. Management provides the Social Responsibility Committee with periodic reports on key ESG initiatives, including energy sourcing strategies, efforts to improve mining efficiency and reduce carbon intensity, community and workforce engagement activities and broader sustainability risks and opportunities.
In connection with these reviews, the Board and its committees consider how ESG factors, particularly those related to energy consumption, regulatory developments and stakeholder expectations, may impact MARA’s business strategy and long-term value creation. This oversight structure ensures that sustainability topics are integrated into our strategic and operational planning and that our ESG efforts align with MARA’s broader business objectives.
Human Capital Management
Our highly competitive business requires skilled and motivated employees and leaders with the necessary expertise to execute our innovation, transformation and growth strategies. Developing and retaining top talent is a priority. The Board and Talent, Culture and Compensation Committee regularly discuss with management MARA’s continuous efforts to attract and retain the caliber of employee with the type of knowledge and skills necessary to realize our goals. Both our directors and management set a “tone at the top” through regularly meeting with our most senior human resources executive to discuss culture, talent strategy and leadership development and staying ahead of market trends by identifying early the skills needed for our future; developing compensation programs that incentivize employees to pursue goals that align with our strategies and operational imperatives; designing strategies to attract a comprehensive range of skills and perspectives; and designing strategies to bridge any gaps in our succession plans by cultivating our in-house talent or engaging third parties.

22

Board and Governance Matters
2024 Stockholder Engagement and Director Communications
We are committed to regular stockholder engagement and solicited our stockholders’ views on financial performance, governance, compensation and other matters in 2024.

Outreach
•Throughout 2024, we participated in numerous investor conferences, non-deal roadshows and over 100 meetings by phone or video conference with stockholders.
•We engaged with top stockholders representing 65% of shares outstanding as of year end.

What We Discussed
•Our Chief Executive Officer, Chief Financial Officer, General Counsel, Vice President of Investor Relations and other members of our management team and Board participated in one-on-one and group discussions, sharing their views on MARA’s strategy and our strategic positioning, operational priorities, governance structure and executive compensation.

What We Did in Response
•We held regular quarterly earnings conference calls open to all investors, which included Q&A sessions. These calls were announced to the public in advance, and we provided an opportunity for investors to participate via audio or webcast. A recording of each earnings call webcast and Q&A was made available following the call.
•We began issuing a stockholder letter in place of a traditional earnings release, providing stockholders with a more comprehensive and direct overview of our financial performance, operational developments, strategic priorities and outlook. We believe this approach promotes greater transparency and enables a clearer understanding of our long-term value creation strategy.
•We periodically published and distributed additional materials for our investors, leveraging our social media publications.
•In addition, we published press releases regarding our accomplishments and strategic initiatives.

Stockholders who wish to communicate with our Board may do so by e-mail by using the following email address: ir@mara.com, or by submitting a comment via our website at mara.com in the Contact section of the Investors tab. Communications sent in accordance with this process will be transmitted to the appropriate Board members.
Other Governance Policies and Practices
Availability of Corporate Governance Documents
Our key corporate governance documents, including our written code of business conduct and ethics (our “Code of Ethics”), Insider Trading Policy and the charters of our Board committees, are available on our website at mara.com in the Governance section of the Investors tab.
Code of Business Conduct and Ethics
Our Board has adopted the Code of Ethics, which applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, or controller, or persons performing similar functions. Our Code of Ethics is available on our website at mara.com in the Governance section of the Investors tab.

2025 PROXY STATEMENT	23

Board and Governance Matters
We intend to disclose future amendments to our Code of Ethics, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or our directors, on our website identified above.
Insider Trading Policy; Hedging and Pledging
Our Board has adopted an insider trading policy (our “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and contractors. Our Insider Trading Policy prohibits our directors, officers and employees from hedging the economic interest in our securities, and from pledging our securities. Our Insider Trading Policy is available on our website at mara.com in the Governance section of the Investors tab, as well as filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Related Person Transactions
Since January 1, 2024, other than as disclosed below, we have not entered into any transactions, nor are there any currently proposed transactions, between us and any of our directors, director nominees, executive officers or persons who own more than five percent of a registered class of our securities, and each of their respective immediate family members (each, a “related person”), where the amount involved exceeds, or is reasonably expected to exceed, $120,000 in a single fiscal year, and in which the related person has or will have a direct or indirect material interest (each, a “related person transaction”).
Auradine
In September 2023, MARA entered into an agreement with Auradine, Inc. (“Auradine”) to secure certain rights to future purchases by MARA from Auradine for which MARA paid $15.0 million. During the third quarter of 2024, MARA purchased additional shares of Auradine preferred stock with a purchase price of $0.8 million, bringing the Company’s total investment holdings in Auradine to $50.7 million based upon previous purchases of additional preferred stock and a Simple Agreements for Future Equity instrument. In addition, during the year ended December 31, 2024, MARA made advances of $84.5 million for future purchases. As of December 31, 2024 total advances to Auradine, net of property and equipment placed into service, was $40.7 million. MARA holds one seat on Auradine’s board of directors, which currently is filled by Mr. Thiel, our Chief Executive Officer and Chairman.
Policies and Procedures for Related Person Transactions
Our Risk and Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions.” In approving or disapproving any such transaction, our Risk and Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Risk and Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any of our directors or executive officers, whether the transaction is part of the ordinary course of business and the extent of the related person’s interest in the transaction. Any member of our Risk and Audit Committee who has an interest in a potential related person transaction under discussion will abstain from voting on the approval of such transaction. If a related person transaction will be ongoing, our Risk and Audit Committee may establish guidelines for us to follow in our ongoing dealings with the related person.
Family Relationships
There are no family relationships between any of our director nominees, continuing directors or executive officers.
Agreements with Directors or Executive Officers
None of our director nominees, continuing directors or executive officers were selected pursuant to any arrangement or understanding.

24

Board and Governance Matters
Legal Proceedings with Directors
There are no legal proceedings related to any of our director nominees, continuing directors or executive officers which are required to be disclosed pursuant to applicable SEC rules.

2025 PROXY STATEMENT	25

Director Compensation

Director Compensation Program
We structure the compensation program for non-employee directors to reflect the demands on our directors of serving on the board of a complex and highly regulated company and peer practices. Our Talent, Culture and Compensation Committee, consisting entirely of independent directors, has primary responsibility for periodically reviewing and considering any revisions to director compensation. The Board believes that each of our non-employee directors should be compensated through a mix of cash and equity-based compensation. The following charts describe each component of our non-employee director compensation program for 2024.

Non-employee Director Compensation	Additional Annual Cash Retainers

In 2024, following a market study of director compensation conducted at the direction of the Talent, Culture and Compensation Committee, we adjusted the compensation program for non-employee directors to better align with market practices. As a result of this review, effective January 1, 2024, the annual cash retainer for Board service increased from $80,000 to $100,000; the annual cash retainer for committee membership (excluding committee chairs) increased from $20,000 to $30,000; the annual cash retainer for committee chairs increased from $40,000 to $50,000; the target value of annual equity awards, in the form of restricted stock units (“RSUs”), was set at $600,000; and the annual cash retainer for the Lead Independent Director role was set at $35,000.
Director fees are payable in arrears in quarterly installments and are prorated for any partial quarter of Board or committee service. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Directors do not receive additional fees for meeting attendance.
This information does not include compensation paid to our Mr. Thiel, our Chief Executive Officer and Chairman of the Board, who does not receive any additional compensation for his service as a director. Information regarding Mr. Thiel’s compensation paid in 2024 is described in the tables and narrative discussion in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation Tables.”

26

Director Compensation
2024 Director Compensation Table
The following table sets forth all compensation paid or awarded to our non-employee directors for service to us during 2024. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Georges Antoun	$182,500	$464,214	$—	$646,714
Janet George	$42,500	$209,121	$—	$251,621
Barbara Humpton	$42,500	$209,121	$—	$251,621
Jay Leupp	$200,000	$464,214	$—	$664,214
Vicki Mealer-Burke	$135,000	$464,214	$—	$599,214
Douglas Mellinger	$158,750	$464,214	$—	$622,964
Kevin DeNuccio	$106,667	$309,476	$—	$416,143
Sarita James	$85,000	$232,115	$—	$317,115
Said Ouissal	$79,167	$309,476	$—	$388,643
(1)Consists of RSUs granted for Board service in 2024 (the “2024 Director RSUs”). Unless otherwise indicated, the 2024 Director RSUs were granted on May 1, 2024, and the number of RSUs awarded was determined by dividing the annual target award value ($600,000) by the average closing price of our common stock over the 100 consecutive trading days ending May 1, 2024, which was $20.77. Except with respect to Mses. George and Humpton, grant date fair value in this column was calculated in accordance with ASC Topic 718 using the May 1, 2024 closing stock price, which was $16.07.
Ms. James’s Board service ended upon the expiration of her term at the 2024 annual meeting of stockholders held on June 27, 2024. Messrs. DeNuccio and Ouissal resigned from the Board effective September 1, 2024. For Ms. James and Messrs. DeNuccio and Ouissal, the 2024 Director RSUs were prorated to reflect their partial year of service and vesting of such prorated RSU awards accelerated upon their departure.
Mses. George and Humpton joined the Board effective September 1, 2024. The number of RSUs awarded to them was determined by dividing their prorated target award value of $200,000 by the average closing price of our common stock over the 100 consecutive trading days ending September 1, 2024, which was $19.14. Their 2024 Director RSUs were granted on December 20, 2024. For Mses. George and Humpton, grant date fair value in this column was calculated in accordance with ASC Topic 718 using the December 20, 2024 closing stock price, which was $19.96.
The aggregate number of outstanding RSUs held by our non-employee directors as of December 31, 2024 consisted of 28,887 for each of Messrs. Antoun, Leupp and Mellinger and Ms. Mealer-Burke and 10,477 for Mses. George and Humpton.

2025 PROXY STATEMENT	27

Audit Matters

PROPOSAL 2

Ratification of Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Our Board unanimously recommends a vote “FOR” the Ratification of Appointment of Accounting Firm

Our Risk and Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Services provided to us and our subsidiaries by Marcum LLP (“Marcum”), our former independent registered public accounting firm, for the fiscal years ended December 31, 2024 and 2023 are described below within the section of this Proxy Statement titled “Auditor Fees and Services.”
Neither our governing documents nor applicable law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, our Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Risk and Audit Committee will reconsider whether to continue retaining PwC. Even if the selection is ratified, our Risk and Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our and our stockholders’ best interests.
PwC has audited our financial statements since 2025. Representatives of PwC and Marcum are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Required Vote
The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this Proposal No. 2. Abstentions will have no effect on the outcome of the vote on this proposal.
This proposal is considered a routine matter. Because a bank, broker or other nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal. If no contrary indication is made, returned proxies will be voted “FOR” this proposal.

28

Audit Matters
Selection and Engagement of Audit Firm
On March 6, 2025, the Risk and Audit Committee completed a competitive process to determine MARA’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Following that process, on March 6, 2025, we informed Marcum of its dismissal as our independent registered public accounting firm for the 2025 fiscal year, effective immediately.
The reports of Marcum on MARA’s consolidated financial statements for the two most recent fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During MARA’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and during the subsequent interim period through March 6, 2025, there were (1) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports, and (2) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness related to the ineffective design or implementation of information technology general controls or an alternative key manual control to prevent or detect material misstatements in revenue which was identified as of December 31, 2023 and remediated as of December 31, 2024.
We provided Marcum with a copy of our disclosures prior to our filing with the SEC and requested that Marcum furnish MARA with a letter addressed to the SEC stating whether or not Marcum agrees with the above statements. The letter from Marcum was filed as Exhibit 16.1 to MARA’s Current Report on Form 8-K filed on March 10, 2025.
Following the competitive process to determine MARA’s independent registered public accounting firm, on March 6, 2025, the Risk and Audit Committee appointed PwC as MARA’s independent registered public accounting firm for the fiscal year ending December 31, 2025. On March 6, 2025, we informed PwC of the committee’s decision.
Auditor Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Marcum for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
Category of Fees	2024	2023
Audit Fees	$1,552,210	$938,963
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	242,050	144,200
Total:	$1,794,260	$1,083,163

2025 PROXY STATEMENT	29

Audit Matters
Audit Fees
Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and review of other filings in connection with our annual financial statements.
Audit-Related Fees
There were no audit-related fees for the years ended December 31, 2024 and 2023.
Tax Fees
There were no tax fees for the years ended December 31, 2024 and 2023.
All Other Fees
All other fees consist of fees for miscellaneous items, including fees related to the review of our registration statements and comfort letters.
Risk and Audit Committee Pre-approval Policy
Our Risk and Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services, including tax and other services, performed by our independent registered public accounting firm. Under our Risk and Audit Committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, our Risk and Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by our independent registered public accounting firm were approved by our Risk and Audit Committee.

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Audit Matters
Risk and Audit Committee Report
Our Risk and Audit Committee is responsible for providing independent, objective oversight of, among other things, our financial reporting functions, our independent registered public accounting firm, our system of internal controls, our legal and regulatory compliance and compliance with our Insider Trading Policy and Code of Ethics. Our Risk and Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under applicable Nasdaq rules, as well as the independence requirements applicable to audit committee members under applicable SEC rules. In addition, our Board has determined that Mr. Leupp, the chair of our Risk and Audit Committee, qualifies as an “audit committee financial expert” under applicable SEC rules.
Management is responsible for the preparation of our financial statements and financial reporting process, including our system of internal controls. Marcum, our independent registered public accounting firm for fiscal year 2024, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and expressing (i) an opinion on whether our consolidated financial statements present fairly, in all material respects, our financial position and results of operations and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles, and (ii) an opinion on whether we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on criteria established in the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our Risk and Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, our Risk and Audit Committee met with management and Marcum to review and discuss the audited consolidated financial statements as of and for the year ended December 31, 2024 and obtained from management their representation that our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In addition, management represented that, as of December 31, 2024, we maintained effective internal control over financial reporting.
Our Risk and Audit Committee also discussed with Marcum the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” of the PCAOB, which includes, among other items, information regarding the conduct of the integrated audit of our audited consolidated financial statements. Our Risk and Audit Committee has received the written communications from Marcum required by applicable requirements of the PCAOB regarding Marcum’s communication with our Risk and Audit Committee concerning independence and has discussed with Marcum its independence.
Our Risk and Audit Committee operates under a written charter, which was adopted by our Board and is assessed annually for adequacy by our Risk and Audit Committee. Our Risk and Audit Committee held four meetings during year ended December 31, 2024, including meetings with Marcum, and with and without management present. In performing its functions, our Risk and Audit Committee acts only in an oversight capacity. It is not the responsibility of our Risk and Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly our results of operations for the periods presented, or that we maintain appropriate internal controls. Furthermore, our Risk and Audit Committee’s oversight responsibilities do not independently assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB or that our registered public accounting firm is independent.
Based upon our Risk and Audit Committee’s review and discussions with management and Marcum, and subject to the limitations of our Risk and Audit Committee’s role and responsibilities referred to above and in our Risk and Audit Committee charter, our Risk and Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

RISK AND AUDIT COMMITTEE __________________ Jay Leupp (Chair) Georges Antoun Janet George
Our Risk and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

2025 PROXY STATEMENT	31

Executive Officers

Set forth below is information regarding each of our executive officers as of April 30, 2025:

Fred Thiel Chief Executive Officer and Chairman of the Board	Age: 64 Date first elected or appointed: April 24, 2018

Mr. Thiel’s biography can be found in the section titled “Our 2025 Directors and Nominees—Director Biographies.”

Salman Khan Chief Financial Officer	Age: 46 Date first elected or appointed: June 14, 2023

Salman Khan has served as Chief Financial Officer of MARA since June 14, 2023. Mr. Khan comes from a traditional finance, oil and gas, energy transition and technology background and has worked in the Middle East and North America. Mr. Khan oversees MARA’s financial strategy, corporate development, investor relations, legal and accounting functions.
Prior to joining MARA, Mr. Khan served from 2021 to 2023 as Chief Financial Officer for Verb Technology Company Inc., a Nasdaq-listed leading provider of interactive video-based SaaS applications and an e-commerce platform, and played a pivotal role in selling the core business of the company. Before joining Verb, Mr. Khan served in various senior executive level positions at Occidental Petroleum Corporation from 2006 to 2014 and its spinoff, California Resources Corporation, from 2014 to 2021, including Director of Renewable Energy, Director of Corporate Development, Director of Technical Accounting and Financial Reporting and Business Division Controller and Chief Financial Officer. Mr. Khan also spent eight years at major accounting firms including Arthur Andersen, PricewaterhouseCoopers and Ernst & Young, where he served domestic and international clients in the technology, media, telecommunications, entertainment and biotechnology industries. Mr. Khan holds a bachelor of commerce degree from the University of Karachi and an MBA from the University of Michigan, Ross School of Business and is a licensed chartered certified accountant (UK).

Zabi Nowaid General Counsel and Corporate Secretary	Age: 43 Date first elected or appointed: October 2, 2023

Zabi Nowaid has served as General Counsel and Corporate Secretary of MARA since October 2, 2023 and oversees MARA’s legal function. Prior to joining MARA, Mr. Nowaid served as General Counsel and Corporate Secretary of Open English, an education technology company, from 2022 to 2023. Prior to Open English, Mr. Nowaid served as General Counsel of Verb Technology Company Inc. from 2020 to 2022. Before joining Verb, Mr. Nowaid held leadership roles in the legal division of Occidental Petroleum Corporation and its spinoff, California Resources Corporation, from 2013 to 2020. Mr. Nowaid began his career as an attorney at a major law firm in Los Angeles, representing technology companies and financial institutions in a range of corporate transactions. Mr. Nowaid holds a B.A. from the University of California, Berkeley, and a law degree from the University of California, College of the Law, San Francisco.

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Executive Compensation

PROPOSAL 3

Advisory Vote to Approve Named Executive Officer Compensation

Our Board unanimously recommends a vote “FOR” the Approval of Named Executive Officer Compensation

In accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation paid to our Named Executive Officers (as defined below) as reported in this Proxy Statement. This “say-on-pay” proposal gives you the opportunity to provide feedback on our 2024 executive compensation program for our Named Executive Officers.
In deciding how to vote on this proposal, the Board encourages you to review the Compensation Discussion and Analysis in this Proxy Statement for a detailed description of our executive compensation practices, philosophy and objectives. The Board believes that our compensation policies for our Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders.
This year’s say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2024 to our Named Executive Officers resulting from our compensation practices, philosophy and objectives as described in this Proxy Statement. Because your vote on this proposal is advisory, it will not be binding upon the Board or the Talent, Culture and Compensation Committee. However, the Board and the Talent, Culture and Compensation Committee value the opinions expressed by our stockholders and will review the voting results on this proposal in connection with their ongoing evaluation of our executive compensation program.
The text of the resolution in respect of Proposal No. 3 is as follows:
RESOLVED, that the compensation paid to our Named Executive Officers for 2024 as set forth in the Compensation Discussion and Analysis, the compensation tables and the related disclosure in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.
Required Vote
The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the votes cast. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this Proposal No. 3. Abstentions will have no effect on the outcome of the vote on this proposal.
This proposal is considered a non-routine matter. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. If no contrary indication is made, returned proxies will be voted “FOR” this proposal.

2025 PROXY STATEMENT	33

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024 and provides an overview of our executive compensation philosophy and objectives, including our principal compensation policies and practices. In addition, it analyzes how and why the Talent, Culture and Compensation Committee (in this section, the “Compensation Committee”) made the specific compensation decisions for our principal executive officer, our principal financial officer and the one individual who was the most highly compensated executive officer (other than our principal executive officer and principal financial officer) who was serving as an executive officer at the end of 2024 (collectively, our “Named Executive Officers”). This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of our executive compensation actions and decisions for 2024. It is intended to be read together with the 2024 Summary Compensation Table and the related tables and narrative discussions set forth below.
This section contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to our current plans, expectations and determinations regarding our executive compensation programs, policies and practices. The actual compensation programs, policies and practices that we adopt in the future may differ materially from those discussed in this section. Please refer to the section of this Proxy Statement titled “Cautionary Note Regarding Forward-Looking Statements” for additional information.
For 2024, our Named Executive Officers were:

Fred Thiel our Chief Executive Officer and Chairman of our Board of Directors	Salman Khan our Chief Financial Officer	Zabi Nowaid our General Counsel and Corporate Secretary

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Executive Compensation
Compensation Discussion and Analysis Roadmap

		Page

Executive Summary	Summary of our key business and performance highlights, our 2024 executive compensation highlights, our corporate governance and executive compensation-related policies and practices and our most recent stockholder advisory vote on the compensation of our Named Executive Officers	35

Executive Compensation Philosophy and Objectives	Discussion of our compensation philosophy and objectives	41

Compensation-Setting Process	Summary of how the Compensation Committee oversees our executive compensation program and sets executive pay, as well as the roles of management and the compensation consultant, and the competitive positioning of our primary executive compensation elements	43

Primary Compensation Elements	Discussion and analysis of our primary executive compensation elements	48

Other Compensation Elements	Discussion of our health and welfare benefit plans and our policy on perquisites and other personal benefits	54

Employment Agreements	Discussion of our use of written executive employment agreements	55

Post-Employment Compensation	Discussion of executive severance and change-in-control arrangements	55

Other Compensation Policies	Description of various additional policies that impact the effective administration of our executive compensation program	56

Tax and Accounting Considerations	Description of significant income and other tax requirements and accounting rules that may impact our executive compensation program	57

Executive Summary
Who We Are
MARA is a vertically integrated digital energy and infrastructure company that leverages high-intensity compute, such as Bitcoin mining, to monetize underutilized energy assets and optimize power management. As of December 31, 2024, our total energy portfolio consisted of approximately 1.7 gigawatts of capacity with 16 data centers deployed across North America, the Middle East, Europe and Latin America. We believe we are the world’s largest and most efficient publicly traded Bitcoin mining company, with most of our production in the United States.
We employ different strategies and structures (self-owned, joint ventures and third-party hosted) to diversify risk across the organization. When we started our Bitcoin mining business, we used third-party hosted sites to rapidly scale using an asset-light model. In 2024, we began acquiring a portfolio of hosting assets, increasing the proportion of our owned mining sites from 0% ownership to about 70% owned capacity by the end of 2024. In parallel, we focused on the technological development of hardware, firmware, mining pools and side chains that support bitcoin as an asset and Bitcoin mining as a technology to become a vertically integrated tech stack.
Our core business is Bitcoin mining, and we produce, or “mine,” bitcoin while providing dispatchable compute to help electric grid operators balance demands on the grid. We are exploring low energy cost initiatives through our owned

2025 PROXY STATEMENT	35

Executive Compensation
power generation business, which focuses on disintermediating pipelines and powerlines by locating operations directly at energy sources, such as renewable energy sites, natural gas and wind capture locations. This strategy focuses on reducing costs by utilizing stranded energy and exploring other opportunities, including selling excess capacity to offset costs and pursuing revenue generating initiatives that provide higher margins, thereby reducing our reliance on higher electricity costs.
We have also expanded our research and development to establish a presence in AI and adjacent markets, creating additional revenue opportunities over the long term. We believe the AI industry is shifting towards inference computing, which requires distributed, low-latency and energy-efficient infrastructure. To support this shift, we are developing modular at-the-edge infrastructure solutions, including next-generation two-phase immersion cooling systems designed to improve efficiency and sustainability. We are also exploring power management solutions, including load balancing, to provide services to the variable energy demands of AI inference workloads. We intend to continue vertically integrating and further reduce energy costs.
Key 2024 Business Highlights
In 2024, we generated strong operational and financial results, including record-high revenue, net income and Adjusted EBITDA, while advancing valuable strategic initiatives. Key business highlights from 2024 include:

Financial Highlights
•Revenues increased 69% to $656.4 million from $387.5 million in 2023
•Net income increased 107% to $541.0 million compared to $261.2 million in 2023
•Adjusted EBITDA was $1.2 billion compared $417.1 million in 2023
•Bitcoin holdings (including loaned and collateralized bitcoin) increased 197% to 44,893 BTC at year end

Operational Highlights
•Total blocks won increased 24% to 2,132 from 1,725 in 2023
•Direct energy cost per bitcoin was $28,801 and cost per kilowatt hour was $0.039 for our owned sites in 2024
•Cost of revenue per petahash per day improved by 17% (excluding depreciation)
•Energized hashrate (“EH/s”) increased 115% to 53.2 EH/s in 2024 from 24.7 EH/s in 2023
•Revenue per employee of $4.3 million in 2024

Strategic Highlights
•Acquired five operational data centers, increasing our owned data center portfolio from ~0% to ~70% since the start of 2024
•Adopted a treasury policy to retain all mined and purchased bitcoin for the foreseeable future
•Purchased a wind farm to establish a behind-the-meter data center at low energy cost, extending the life of prior-generation Bitcoin mining rigs (closed in Q1 2025)

36

Executive Compensation
Key 2024 Executive Compensation Highlights
The Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers for 2024:

Base Salary
Approved an annual base salary for Mr. Thiel of $950,000 and an annual base salary for Mr. Khan of $625,000. Mr. Nowaid was designated as an executive officer in May 2024, at which time his annual base salary was $375,000.

Annual Cash Bonus Awards
Approved cash bonuses under our 2024 annual cash bonus plan at approximately 93.5% of our Named Executive Officers’ target maximum annual cash bonus opportunities, including a cash bonus for Mr. Thiel in the amount of $1,998,563.

Long-Term Incentive Compensation
Granted long-term incentive compensation opportunities in the form of performance-based restricted stock unit (“PSU”) awards that may be earned and settled for shares of our common stock to our Named Executive Officers in May 2024 (for 2024 performance) with grant date fair values in amounts ranging from approximately $3,059,225 to approximately $11,625,038.

Pay Mix
The charts below represent 2024 compensation mix for (i) the Chief Executive Officer and (ii) as an average for the other Named Executive Officers. Amounts represent base salary, earned annual cash bonus awards and the full value as of December 31, 2024 of the grants made to our Named Executive Officers pursuant to the 2024 LTIP (as defined below).
CEO
Other NEOs

2025 PROXY STATEMENT	37

Executive Compensation
Stockholder Advisory Votes on Named Executive Officer Compensation
At our 2023 annual meeting of stockholders, the most recent non-binding, stockholder advisory vote on the compensation of our Named Executive Officers (the “say-on-pay vote”), approximately 81% of the votes cast (for and against) on this proposal approved the 2022 compensation of our Named Executive Officers and, indirectly, our executive compensation program. The Compensation Committee was mindful of this strong stockholder support of our compensation philosophy and objectives when evaluating our executive compensation program, policies and practices throughout 2024. Accordingly, and as a result of the favorable say-on-pay vote, the Compensation Committee continued its general approach to executive compensation, emphasizing both annual and long-term incentive compensation opportunities.
We view the say-on-pay vote as a meaningful opportunity to receive feedback from our stockholders about our executive compensation program. We value the opinions of our stockholders on corporate governance, executive compensation and related matters. Our Board and the Compensation Committee will continue to carefully consider the results of the say-on-pay vote, as well as stockholder feedback received throughout the year, when making decisions on the design and structure of our executive compensation program, as well as on decisions on the compensation of individual executive officers, including our Named Executive Officers.

What We Heard	What We Did

Performance-based RSUs
•In response to stockholder feedback regarding the structure of long-term incentive plan (“LTIP”) awards for fiscal year 2023, the Compensation Committee revised the design of LTIP awards for fiscal year 2024 from time-based RSU awards to be entirely PSU awards. All LTIP awards granted for 2024 service vest solely based on the achievement of relative TSR performance as measured against a designated peer group.
•This change reflects the Compensation Committee’s commitment to aligning executive compensation with long-term stockholder value creation and addressing the concerns raised regarding time-based vesting in the prior year.

Say-on-Pay Frequency
•Consistent with the preference of our stockholders as reflected in the non-binding, stockholder advisory vote on the frequency of future say-on-pay votes held at our 2024 annual meeting of stockholders, we intend to hold a say-on-pay vote every year, beginning with the say-on-pay proposal in this Proxy Statement. Following the Annual Meeting to which this Proxy Statement relates, our next say-on-pay vote will be held at our 2026 Annual Meeting of Stockholders.
•This policy of annual say-on-pay votes will remain in effect until the next non-binding, stockholder advisory vote on the frequency of future say-on-pay votes, which is expected to be held at the 2030 Annual Meeting of Stockholders.

Enhanced Disclosure
•In response to stockholder feedback requesting enhanced disclosure about our long-term incentive program, we included significant disclosure in this Proxy Statement to provide greater transparency into the rationale, timing and vesting of the 2024 LTIP Awards (as defined herein).

38

Executive Compensation
Executive Compensation Policies and Practices
Our executive compensation program is supported by several significant executive compensation and governance-related policies and practices that we believe support and strengthen our compensation philosophy and objectives. These policies and practices are designed to align our executive compensation program with long-term stockholder interests, while also reducing compensation-related risk. The Compensation Committee evaluates our executive compensation program regularly to ensure it supports our strategic objectives given the dynamic nature of our business and industry, and the markets in which we compete for executive talent. Key aspects of our executive compensation and governance-related policies and practices include:

What We Do	What We Don’t Do

  Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors as defined under SEC and Nasdaq rules. Compensation decisions impacting our executive officers, including our Named Executive Officers, are approved by the Compensation Committee.

  No Special Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension arrangements, retirement plans, or any nonqualified deferred compensation plan or arrangement to our executive officers, including our Named Executive Officers. Our executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) on the same basis as our other full-time, salaried employees.

  Independent Compensation Consultant. The Compensation Committee has retained Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide advice, analysis and support for our executive compensation program. The Compensation Committee believes the use of an independent compensation consultant provides additional assurance that our executive compensation program is competitive in the marketplace and reflective of our executive compensation philosophy and objectives. In 2024, Compensia did not provide any other services to us.

  No Special Health or Welfare Benefits. We do not provide our executive officers, including our Named Executive Officers, with any unique or special health or welfare benefit plans. They participate in the same Company-sponsored health and welfare benefits plans as our other full-time, salaried employees.

  Compensation Recovery (“Clawback”) Policy. We maintain a compensation recovery (“clawback”) policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards (the “Clawback Policy”). The Clawback Policy applies to erroneously-award incentive compensation (including equity awards) received by current and former executive officers on or after October 2, 2023, in the event that we are required to prepare an accounting restatement that corrects an error in previously issued financial statements due to material noncompliance with any financial reporting requirement under the securities laws.
Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, including our Named Executive Officers.

2025 PROXY STATEMENT	39

Executive Compensation

What We Do	What We Don’t Do

  “Double-Trigger” Change-of-Control Arrangements. Under our employment agreements with our executive officers, including our Named Executive Officers, all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change of control of MARA and a qualifying termination of employment before our executive officers are eligible for payments and benefits).

  No Excise Tax or Other Tax “Gross-Up” Payments. We do not provide any “golden parachute” excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change of control of MARA or tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

  Long-Term Vesting Requirements. The equity awards granted to our executive officers, including our Named Executive Officers, typically vest over either a three-year or a four-year period following the date of grant, which is consistent with current market practice and our executive retention objectives, except in limited circumstances where necessary to recruit or retain executive officers.

  Insider Trading Prohibited. Under our Statement of Policies and Procedures Governing Material Nonpublic Information and the Prevention of Insider Trading (the “Insider Trading Policy”), our employees, including our executive officers and members of our Board are prohibited from engaging in transactions involving our securities, or the securities of other companies with which we do business, while aware of material non-public information.

  Annual Executive Compensation Review. The Compensation Committee conducts an annual review of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes. The Compensation Committee also performs an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on MARA.

  No Hedging or Pledging of Equity Securities. Under our Insider Trading Policy, we prohibit our employees, including our executive officers, and members of our Board from engaging in hedging transactions or short sales, pledging our securities as collateral for a loan, purchasing our securities on margin or placing our securities in a margin account.

Succession Planning. The Compensation Committee reviews the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

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Executive Compensation
Executive Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to compensate our executive officers, including our Named Executive Officers, in a manner that will attract, retain and motivate talented individuals with the skills needed to manage a complex and growing business, in a competitive and dynamic industry, while creating sustainable long-term value for our stockholders. We recognize there is significant competition for talented executives, and it can be particularly challenging for companies in highly regulated industries to recruit and retain experienced executives for various reasons, including the limited number of professionals with the industry expertise necessary to successfully manage these businesses, and perceptions that the risk profile associated with these businesses demands higher compensation. Accordingly, it can be difficult to attract and retain qualified executives to our industry, and those executives who have demonstrated success in the industry may be presented with other professional opportunities from companies that are larger or have greater resources. As a result of these unique industry dynamics, we recognize the Compensation Committee’s need to remain flexible in making executive compensation decisions and to regularly assess our executive compensation program in response to the needs of our business in an evolving marketplace.
When reviewing and revising our executive compensation program, the Compensation Committee is generally guided by the following principles that it believes align closely with, and help to drive the achievement of, our compensation objectives:

Pay-for-Performance
Ensure a significant portion of total compensation paid to our executive officers is tied to the achievement of Company financial, operational and strategic objectives that the Compensation Committee believes are important for our growth and success.

Reward Achievement
Award annual cash bonuses and long-term incentive compensation opportunities following a determination that our executive officers have driven the achievement of performance objectives critical to our business and to the creation of sustainable long-term stockholder value.

Attract and Retain Executives
Attract executive officers with the background and experience necessary to lead our business and achieve our financial, operational and strategic objectives, and retain talented individuals by paying compensation that is attractive and competitive in our industry and in the marketplace generally.

Align Interests with Stockholders
Directly align the interests of our executive officers with those of our stockholders by providing a significant portion of their target annual total direct compensation opportunities in the form of annual cash bonuses that are tied to the achievement of financial, operational and strategic objectives and long-term incentive compensation in the form of equity awards the value of which is directly tied to our stock price performance.

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Executive Compensation
Executive Compensation Program Design
In designing an executive compensation program for 2024 that was aligned with the achievement of the preceding compensation philosophy and objectives, the Compensation Committee considered the following general factors:

•Pay Compensation for Achievement of Strategic Objectives: The Compensation Committee was guided by our “pay-for-performance” philosophy and sought to design our executive compensation program in a manner that reflected alignment between the total compensation paid to our executive officers and our achievement of financial, operational and strategic objectives deemed critical to the growth and success of our business. In determining their target annual total direct compensation opportunities, the Compensation Committee gave significant weight to our actual 2024 performance as measured against a number of financial, operational and strategic metrics both relative to our historical performance and to the performance of certain peer companies. Specifically, the payments under our annual cash bonus plan and the grant of equity awards were determined based on our actual performance relative to certain performance objectives, including increases in our market capitalization, exceeding our exahash rate targets, outperforming third-party pool operators and strengthening our balance sheet. We believe the strong correlation between our achievement of these performance objectives and the compensation paid under our executive compensation program motivates the achievement of our near and long-term goals, aligns the interests of our executive officers with those of our stockholders and drives a highly accountable culture.
•Need to Retain Flexibility to Adapt to Market Conditions: We operate in a highly competitive industry and one that is characterized by rapid technological development, regulatory uncertainty, employee mobility and industry consolidation. In addition, similar to other companies in our industry, our stock price is relatively volatile and correlated to a number of factors that are largely outside our control, including the value of bitcoin and perceptions about the state of the regulatory environment impacting our industry. Accordingly, it can be difficult to attract and retain talented executives within our industry. These dynamics make it necessary for us to remain flexible in our approach to executive compensation decisions to ensure we have the tools necessary to attract and retain executives, while also rewarding the achievement of strategic objectives and furthering our “pay-for-performance” philosophy.
•Equity Awards Ensure Stockholder Alignment and Encourages Retention: To ensure the interests of our executive officers are aligned with those of our stockholders, a significant portion of their target total direct compensation opportunity is provided in the form of equity awards. Historically, the Compensation Committee has granted RSU awards to our executive officers rather than other types of equity awards. Similar to other companies in our industry, we have historically experienced volatile stock prices, which can limit the utility of certain types of equity awards (for example, stock options and stock appreciation rights) as compensation tools, especially where there is a significant focus on executive retention. RSU awards align the interests between our executive officers and stockholders because the value of the awards is directly tied to the market value of our common stock. At the same time, RSU awards serve to retain our executive officers since they continue to have value even if our stock price declines, which could occur as a result of factors outside our control, including a decline in the value of bitcoin and perceptions about the regulatory environment within our industry. Such declines may potentially occur even in circumstances where we achieve strong business and financial performance. However, in response to stockholder feedback regarding the structure of LTIP awards for fiscal year 2023, the Compensation Committee revised the design of LTIP awards for fiscal year 2024 to be entirely performance-based. All LTIP awards granted in fiscal year 2024 vest solely based on the achievement of relative TSR performance as measured against a designated peer group. This change reflects the Compensation Committee’s commitment to aligning executive compensation with long-term stockholder value creation and addressing the concerns raised regarding time-based vesting in the prior year. In addition, the PSU awards we granted in 2024 fully vest over a multi-year period following the grant date, so our executive officers do not receive the full value of the awards unless they remain employed by us throughout the vesting period, which further advances our retention objectives.

42

Executive Compensation
Compensation-Setting Process
Setting Target Total Direct Compensation
Each year, the Compensation Committee conducts a review of our executive compensation program to determine if any changes are necessary or appropriate. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies and makes decisions that it believes further our philosophy and/or align with compensation best practices.
Typically, during the first quarter of each year, the Compensation Committee conducts an annual evaluation and analysis of the compensation arrangements of our executive officers, including our Named Executive Officers. At that time, the Compensation Committee assesses their annual base salary levels, target annual cash bonus opportunities and long-term incentive compensation opportunities and reviews their performance and all related performance criteria. Generally, adjustments to the target annual total direct compensation opportunities of our executive officers are effective at the beginning of the year.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our Named Executive Officers. The Compensation Committee believes that overreliance on benchmarking can result in compensation that is unrelated to the value actually delivered by our executive officers because compensation benchmarking does not take into account the specific performance of the individual executive officer or our relative size and performance.
Instead, in making its determinations, and in consultation with its compensation consultant, the Compensation Committee reviews compensation information for a representative group of peer companies to the extent that the executive positions at these companies are considered comparable to our executive officers’ positions and informative of the competitive environment. The Compensation Committee also reviews broad-based compensation surveys to understand market compensation levels. These principles and processes apply to both cash and long-term incentive compensation opportunities granted under our executive compensation program.
The Compensation Committee does not establish a specific target for formulating the target annual total direct compensation opportunities of our executive officers, including our Named Executive Officers. Instead, in consultation with its compensation consultant, the Compensation Committee weighs various considerations, including the following:

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Executive Compensation

•our executive compensation program philosophy and objectives;
•our recent and projected performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•each individual executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the scope of each individual executive officer’s title, role and responsibilities relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
•the performance of each individual executive officer, based on a subjective assessment of his contributions to our overall performance and ability to lead his business unit or function, and as measured against various financial, operational and strategic objectives in each executive officer’s areas of expertise and responsibility;
•the potential of each individual executive officer to make future contributions to our long-term financial, operational and strategic objectives and the ability to enhance sustainable long-term stockholder value creation;
•the retention risk (and related replacement cost) of each individual executive officer in view of factors such as title and areas of expertise;
•our Chief Executive Officer’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•our financial performance relative to our compensation and performance peers;
•our executive hiring and retention considerations;
•evolving pay practices in our industry or primary geographic areas and changes to our business and industry; and
•the compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data.

These factors provide the framework for compensation decision-making and final decisions regarding the target annual total direct compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
In determining the compensation of our Named Executive Officers, the Compensation Committee also takes into account the lean structure of our executive team and each executive’s individual contributions to MARA’s performance and strategic objectives. In particular:
•Since assuming the role of Chief Executive Officer in April 2021, Mr. Thiel has overseen an extraordinary transformation of our business. Under his leadership, we expanded our energized hashrate from just 0.2 EH/s at the beginning of 2021 to 53.2 EH/s at the end of 2024. Over the same period, revenue grew from $4.36 million in 2020 to $656.38 million in 2024, and bitcoin held on our balance sheet increased from 126 bitcoin to 44,893 bitcoin ((including 10,374 loaned or collateralized bitcoin. These results reflect Mr. Thiel’s successful execution of a high-growth strategy that significantly scaled operations, drove substantial revenue growth and enhanced stockholder value.
•Since assuming the role of Chief Financial Officer in June 2023, Mr. Khan has been instrumental in formulating and implementing MARA’s key strategic initiatives, including its bitcoin HODL initiatives and its transformation from an asset-light to an owned-and-operated model, increasing our owned data center portfolio capacity from nearly zero at the beginning of 2024 to approximately 70% to date. In addition, Mr. Khan has been central to building and leads MARA’s finance, accounting, corporate development, information technology and legal departments, and brings to MARA significant digital asset management expertise.
•Since assuming the role of General Counsel in October 2023, Mr. Nowaid has played a critical role in supporting MARA’s growth and strategic initiatives. He has been instrumental in structuring and executing corporate development transactions, facilitating the expansion of MARA’s data center infrastructure, strengthening our governance and compliance frameworks and managing complex legal and regulatory matters critical to MARA’s operations.

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Role of Compensation Committee
The Compensation Committee is responsible for establishing our compensation philosophy and strategy and for overseeing our compensation and benefits plans, policies and practices generally and with respect to our executive officers, including our Named Executive Officers. The Compensation Committee sets the specific compensation levels for our Chief Executive Officer and other executive officers. Further, the Compensation Committee annually reviews and makes recommendations to the Board with respect to the compensation of non-employee members of our Board.
In determining our compensation strategy, the Compensation Committee reviews competitive market data to ensure that we are able to attract, motivate, reward and retain talented executive officers. To achieve its objectives, the Compensation Committee has implemented compensation plans and arrangements that tie a significant portion of the target annual total direct compensation opportunities of our executive officers, including our Named Executive Officers, to our financial, operational and strategic performance. Overall, the target total direct compensation opportunities of our executive officers are intended to create an executive compensation program that is competitive with comparable companies.
The Compensation Committee has not established any formal policies or guidelines for allocating between currently paid and long-term compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements, and whether each element provides the correct incentives in view of our compensation philosophy and objectives, the Compensation Committee relies on its judgment and experience, as well as input from its compensation consultant, rather than adopting a formulaic approach to compensation decisions. The Compensation Committee believes this approach is prudent to ensure it retains the flexibility necessary to adapt to changes in our business and industry, and to remain competitive in the marketplace.
The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually by the Compensation Committee and revised as warranted. The charter is available at https://ir.mara.com/corporate-governance/governance-documents.
In making its decisions, including with respect to the compensation of our executive officers, including our Named Executive Officers, the Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief Executive Officer’s recommendations for adjustments to target annual cash compensation opportunities, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year. In addition, at the request of the Compensation Committee, other senior management personnel may provide performance and compensation information to the Compensation Committee to inform its compensation decisions. Consistent with Nasdaq rules, the Compensation Committee is ultimately responsible for approving the compensation paid to our executive officers.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other executive officers, including our other Named Executive Officers, based on their overall performance and performance against the business goals and objectives established for them for the prior year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business goals and objectives for each executive officer are developed through mutual discussion and agreement between our Chief Executive Officer and the executive officers and are also reviewed with our Board.
The Compensation Committee reviews and discusses our Chief Executive Officer’s recommendations and considers them as one factor in determining and approving the target annual total direct compensation opportunities for our executive officers, including our Named Executive Officers. Our Chief Executive Officer attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.

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Executive Compensation
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, market compensation data and other advice for our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
The scope of services to be provided by the compensation consultant are determined by the Compensation Committee, but generally include: (i) making recommendations to the Compensation Committee regarding an appropriate compensation peer group of publicly traded companies, (ii) collecting compensation data from the peer group companies and/or selected broad-based compensation surveys and (iii) making recommendations regarding the design and structure of our executive compensation program. However, the Compensation Committee retains discretion to rely on its own judgment in setting compensation levels for our executive officers, including our Named Executive Officers, and the members of our Board. We pay the costs for the compensation consultant’s services.
In 2024, the Compensation Committee retained Compensia to serve as its compensation consultant. Compensia reported directly to the Compensation Committee. During 2024, Compensia attended the meetings of the Compensation Committee (both with and in executive session without management present) as requested and provided various services, which included the following:

•consultation with the Compensation Committee chair and other members between Compensation Committee meetings;
•review, identification and updating of our compensation peer group;
•a review and analysis of the annual base salary levels, target annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers as compared to competitive market data drawn from our compensation peer group and/or selected broad-based compensation surveys;
•an assessment of the risk profile of our executive compensation program;
•a summary of stockholder feedback and potential investor expectations;
•a review and analysis of competitive market data for the non-employee members of our Board and an evaluation of how the compensation we pay the non-employee members of our Board compares to the compensation of the non-employee members of the boards of directors of a broad group of technology companies with revenues of approximately $225 million to approximately $900 million drawn from the compensation consultant’s proprietary database; and
•an update on regulatory developments and market trends.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinates with our management for data collection and job matching for our executive officers, including our Named Executive Officers. In 2024 Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee evaluated Compensia’s independence and determined that no conflict of interest has arisen as a result of the work performed by Compensia, including the work performed by the individual compensation advisors employed by Compensia.

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Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. The competitive data drawn from this compensation peer group is only one of several factors that the Compensation Committee considers, however, in making its compensation decisions for our executive officers, including our Named Executive Officers.
In February 2024, the Compensation Committee directed its compensation consultant to review our then existing-compensation peer group and evaluate the companies in the peer group for comparability to serve as a reference for purposes of its subsequent executive compensation deliberations. In evaluating the companies comprising our compensation peer group, the compensation consultant specifically considered and weighed the following primary criteria, along with other factors:

Geography and Public Company Status	Publicly traded companies primarily headquartered in the United States and traded on a major U.S. stock exchange

Industry
Companies within bitcoin-related industries, energy-related sectors, the software sector (with a focus on SAAS companies) and the data center sector that were similar to us in terms of productivity, stage of growth, complexity of business, geographic location and number of employees

Net Income
Similar net income to ours, within a range of approximately 0.3x to approximately 3.0x our net income (based on the then-last four fiscal quarters) of approximately $259 million (approximately $85 million to approximately $775 million)

Enterprise Value	Similar enterprise value to ours, within a range of approximately 0.3x to approximately 3.0x our enterprise value (as of February 12, 2024) (approximately $2.3 billion to approximately $20.3 billion)

Market Capitalization
Similar market capitalization to ours, within a range of approximately 0.3x to approximately 3.0x our then 30-day market capitalization (as of February 12, 2024) (approximately $1.4 billion to approximately $13.5 billion)

Based on a review of the analysis prepared by its compensation consultant, the Compensation Committee approved the following compensation peer group:

AppFolio Braze C3.ai Cipher Mining CleanSpark Confluent	Couchbase DoubleVerify Holdings Fastly GitLab MicroStrategy	Rapid 7 Riot Platforms Samsara SPS Commerce Squarespace

Beginning in March 2024, the Compensation Committee used data drawn from the companies in our compensation peer group and from selected broad-based compensation surveys to analyze the compensation of our executive officers, including our Named Executive Officers, and to evaluate the competitive market for purposes of making decisions about their target annual total direct compensation opportunities.
The Compensation Committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

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Executive Compensation
Primary Compensation Elements
Our executive compensation program is designed to be competitive in the marketplace, and to appropriately balance our objectives to pay our executive officers, including our Named Executive Officers, based on their performance, reward the achievement of strategic goals and objectives, attract and retain talented individuals and align the interests of our executive officers and our stockholders. For 2024, the primary elements of our executive compensation program were annual base salary, annual cash bonus opportunities and long-term incentive compensation opportunities in the form of PSU awards.

Compensation Elements	Characteristics
Annual Base Salary	•Fixed cash compensation •Attract and retain top talent through market-competitive base salary levels that are commensurate with our executive officers’ roles and responsibilities
Annual Cash Bonuses
•Variable cash compensation based on actual performance as measured against pre-established financial, operational and strategic performance objectives
•Incentivize achievement of business objectives as set forth in our annual operating plan and reward short-term performance

Long-Term Incentive Compensation
•Variable equity compensation in the form of PSU awards, which vest over a multi-year period
•Align the economic interests of our executive officers and stockholders
•Motivate sustainable long-term value creation
•Promote retention of top talent

Our executive officers, including our Named Executive Officers, were also eligible to participate in our standard employee health and welfare benefit plans generally to the same extent as our other full-time, salaried employees.
Annual Base Salary

How base salaries support our compensation philosophy and objectives:
•The base salaries of our executive officers, including our Named Executive Officers, are intended to attract and retain highly talented individuals by providing the fixed portion of their target annual total direct compensation opportunities.
•We use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he will perform his responsibilities to the best of his ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience, competitive market data and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers, including our Named Executive Officers, each year as part of its annual executive compensation review, with input from our Chief Executive Officer (except with respect to his own base salary) and its compensation consultant, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of each executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, target annual total direct compensation opportunity and competitive market conditions.
In January 2024, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, after considering a competitive market analysis prepared by its compensation consultant based on data drawn from a broad group of technology companies with revenues of approximately $225 million to approximately $900 million and market capitalization of approximately $1.0 billion to $10.0 billion (per the compensation consultant’s proprietary database) as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above.

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Following this review, the Compensation Committee increased the base salaries of the Named Executive Officers in recognition of the highly competitive and challenging marketplace for skilled and seasoned executive officers, to recognize their strong performance in the prior year and to reflect an appropriate cost-of-living adjustment. The Compensation Committee recognized that each of the Named Executive Officers’ positions is unique, both in terms of market trends and practices for the compensation paid to certain positions within certain industries, and the pool of potential individuals who may be available and qualified to serve a particular role. Accordingly, these decisions were unique to each Named Executive officer and did not necessarily reflect any comparative judgments.
Our Named Executive Officers’ annual base salaries, effective January 1, 2024, as approved by the Compensation Committee were as follows:

Named Executive Officer	2023 Annual Base Salary	2024 Annual Base Salary
Mr. Thiel	$800,000	$950,000
Mr. Khan	$475,000	$625,000
Mr. Nowaid(1)	$330,000	$375,000
(1)Mr. Nowaid’s annual base salary was determined in September 2023 by the Compensation Committee, prior to his designation as an executive officer in May 2024.
The annual base salaries of our Named Executive Officers during 2024 are set forth in the “2024 Summary Compensation Table” below.
Annual Cash Bonuses

How the annual cash bonus plan supports our compensation philosophy and objectives:
•It motivates our executive officers, including our Named Executive Officers, and other employees to achieve our annual business goals and objectives consistent with the goals and objectives reflected in our annual operating plan.
•It aligns with our “pay-for-performance” philosophy since the amount of the bonus payments, if any, is determined once we have confirmed that certain financial, operational and strategic goals and objectives have been achieved.
•It is also important for retaining our executive officers since cash bonuses are a typical compensation element within our industry.
•It aligns the interests of our executive officers with those of our stockholders because participants may only earn a bonus based on the achievement of goals and objectives deemed by the Compensation Committee to be important for driving sustainable long-term stockholder value.

Typically, the Compensation Committee approves our annual cash bonus plan, including identifying the categories of financial, operational and strategic goals and objectives to be evaluated for purposes of the plan, during the first quarter of the year. In January 2024, the Compensation Committee identified and discussed the performance criteria for 2024 and approved the terms and conditions of our annual cash bonus plan as well as the annual cash bonus opportunities for our executive officers, including our Named Executive Officers.
Target Annual Cash Bonus Opportunities
For 2024, each of our executive officers, including each of our Named Executive Officers was assigned a target annual cash bonus value, which was reflected as a percentage of their annual base salary. In January 2024, the Compensation Committee reviewed the prior year’s target annual cash bonus values of our executive officers after considering a competitive market analysis prepared by its compensation consultant as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above. Following this evaluation, the Compensation Committee maintained our executive officers’ target annual bonus values at their 2023 levels.

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Executive Compensation
In determining the amount of the 2024 cash bonus targets for our executive officers, including our Named Executive Officers, the Compensation Committee reviewed our MARA’s performance relative to a number of strategic objectives that it believed were important for the success of our business and reflective of enhancing long-term stockholder value, as discussed above. Specifically, in approving the 2024 cash bonus targets, the Compensation Committee considered the following factors:

•our significant stock price, market capitalization and enterprise value increases during the year both in absolute terms and relative to the companies in our compensation peer group;
•the annual cash bonuses paid by the companies in our compensation peer group to executives with similar titles and levels of responsibility, as determined based on our review of compensation data provided by its compensation consultant;
•our operational performance, including exceeding our exahash rate targets and outperforming third-party pool operators;
•the individual performance of our executive officers, as measured against various financial, operational and strategic objectives; and
•our relatively low headcount relative to the companies in our compensation peer group, and the relative impact of each executive officer on our operational performance.

Our Named Executive Officers’ target annual cash bonus opportunities as approved by the Compensation Committee were as follows:

Named Executive Officer	2024 Annual Base Salary	2024 Target Annual Bonus Value (as a Percentage of Annual Base Salary)	2024 Target Annual Bonus Value ($)
Mr. Thiel	$950,000	up to 225%	$2,137,500
Mr. Khan	$625,000	up to 225%	$1,406,250
Mr. Nowaid(1)	$375,000	up to 150%	$562,500
(1)Mr. Nowaid’s target annual cash bonus value was determined in September 2023 by the Compensation Committee, prior to his designation as an executive officer in May 2024.
2024 Annual Cash Bonus Payments
For 2024, annual cash incentive opportunities for our Named Executive Officers were based on a combination of company performance and individual performance goals. The bonus opportunity for our Chief Executive Officer was weighted 100% on achievement of a specified exahash target. The bonus opportunities for our Chief Financial Officer and General Counsel were weighted 80% and 70%, respectively, on achievement of the exahash target, and 20% and 30%, respectively, on individual performance goals. The exahash target was achieved for 2024; however, the Compensation Committee exercised negative discretion and approved bonus payouts at approximately 93.5% of target levels, reflecting a reduction of approximately 6.5% to further align payouts with broader company performance considerations and stockholder interests.
Based on the consideration of these factors, the Compensation Committee awarded the following 2024 cash bonus payments to our Named Executive Officers:

Named Executive Officer	2024 Target Annual Bonus Value	Actual Annual Cash Bonus ($)	Actual Annual Cash Bonus (as a Percentage of Target Annual Bonus Value)
Mr. Thiel	$2,137,500	$1,998,563	93.5%
Mr. Khan	$1,406,250	$1,314,844	93.5%
Mr. Nowaid	$562,500	$525,938	93.5%
The Compensation Committee believes that the payment of the 2024 cash bonuses was consistent with our “pay-for-performance” philosophy and our intention to reward the achievement of the financial, operational and strategic objectives as reflected in our annual operating plan. The 2024 cash bonuses were paid in January 2025.

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The annual cash bonus payments received by our Named Executive Officers for 2024 are set forth in the “2024 Summary Compensation Table” below.
Long-Term Incentive Compensation
We provide long-term incentive compensation opportunities in the form of equity awards to our executive officers, including our Named Executive Officers. Equity awards are a key element of our executive compensation program and are designed to assist us in achieving our executive compensation goals and objectives. Long-term incentive awards have historically been issued in the form of RSUs, which entitle the recipient to receive shares of our common stock upon vesting and settlement. RSUs serve to align interests between executives and stockholders because the value of the awards is directly tied to the value of our stock price. RSUs also continue to have value even if our stock price declines, which could occur as a result of factors outside our control, including a decline in the value of bitcoin and perceptions about the regulatory environment within our industry. However, in response to stockholder feedback regarding the structure of LTIP awards for fiscal year 2023, the Compensation Committee revised the design of LTIP awards for fiscal year 2024 to be entirely performance-based. All LTIP awards granted in fiscal year 2024 vest solely based on the achievement of relative TSR performance as measured against a designated peer group. This change reflects the Compensation Committee’s commitment to aligning executive compensation with long-term stockholder value creation and addressing the concerns raised regarding time-based vesting in the prior year. In addition, the PSU awards we granted in 2024 fully vest over a multi-year period following the grant date, so our executive officers do not receive the full value of the awards unless they remain employed by us throughout the vesting period, which further advances our retention objectives. For these reasons, the Compensation Committee believes PSUs are the appropriate equity vehicle for us at this time (as compared to, for example, stock options or stock appreciation rights). Long-term incentive awards are granted pursuant to the 2018 Plan, which has been approved by our Board and stockholders.

How the long-term incentive compensation supports our compensation philosophy and objectives:
•We believe that equity awards further our “pay-for-performance” philosophy since the value of the awards is determined only if and when we have confirmed that specific pre-established financial, operational and strategic goals and objectives have been met, and, therefore, serve to reward the achievement of these goals and objectives.
•Equity awards also align the interests of our executive officers with those of our stockholders since the value of the awards is directly tied to increases in the market price of our common stock. It is also important for retaining our executive officers since equity awards are a typical compensation element within our industry.
•The equity awards are designed to meet our retention objectives because, even after the long-term incentive awards have been earned and the economic value of these awards has been determined, they are required to vest over a long-term service period.

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Executive Compensation
May 2024 LTIP Awards
In May 2024, the Compensation Committee adopted the Long-Term Incentive Program (the “2024 LTIP”) under the 2018 Plan. The 2024 LTIP was designed to incentivize the performance of our employees, including our executive officers, by comparing our TSR to that of an index of public Bitcoin mining companies, leading to the grant of RSU awards based on this comparison. The initial index group (the “Initial Index”) was comprised of the following group of publicly traded Bitcoin mining companies:

Applied Digital Corporation Bitfarms Ltd. Cipher Mining, Inc.	CleanSpark, Inc. HIVE Digital Technologies Ltd. Hut 8 Mining Corporation	Iris Energy Limited Riot Platforms, Inc. TeraWulf, Inc.

In December 2024, the Compensation Committee updated the Initial Index to include the publicly traded Bitcoin companies set forth below (such updated peer group, the “2024 Index”), based on a determination that the 2024 Index, which consists exclusively of publicly traded Bitcoin mining companies, more accurately reflects our peer companies. This update followed a significant shift among several companies in the Initial Index, which had transitioned their strategic focus in 2024 from Bitcoin mining to artificial intelligence and high-performance computing and/or hosting. By refining the peer group to better align with our continuing core operations, the 2024 Index provided a more meaningful benchmark of relative performance for purposes of evaluating TSR under the 2024 LTIP.

Bitfarms Ltd. CleanSpark, Inc.	HIVE Digital Technologies Ltd. Riot Platforms, Inc.

Pursuant to the 2024 LTIP, eligible employees, including our executive officers, were granted PSU awards, with the payout to be determined based on a comparison of our TSR during 2024 to the TSR performance of the 2024 Index over the same period. The TSR performance of the 2024 Index was to be calculated by taking the product of the TSR of all of its constituent companies and their market capitalization divided by the total market capitalization of the 2024 Index.
Each eligible employee, including each executive officer, was granted a PSU award using the following formula:

Percentage of our TSR compared to the 2024 Index TSR for the performance year	X	Company multiplier (percentage of annual base salary)	X	Annual base salary

Following a comparison of our TSR with the 2024 Index TSR for 2024, the 2024 LTIP awards were to be based on each employee’s target PSU award (the employee’s annual base salary multiplied by his or her target award percentage) multiplied by the Award Payout Percentage Relative to Target as follows:

Percentile Range	Award Payout Percentage Relative to Target
85% and above	200%
75% - 84.9%	175%
65% - 74.9%	150%
55% - 64.9%	125%
45% - 54.9%	100%
35% - 44.9%	75%
25% - 34.9%	50%
15% - 24.9%	25%
Less than 15%	0%

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PSUs granted pursuant to the 2024 LTIP vest over a three-year period, with 25% of the shares of common stock subject to the award vesting at the time of grant and the remaining shares subject to the award vesting ratably (that is, 6.25% of such shares each period) over the next 12 calendar quarters, subject to the recipient’s continued service to us through each vesting date.
In May 2024, the Compensation Committee selected a target award value for the 2024 LTIP award to be granted to each executive officer, including each Named Executive Officer, which was reflected as a percentage of the executive officer’s 2024 annual base salary. In determining the value of the 2024 LTIP awards, the Compensation Committee considered a competitive market analysis prepared by its compensation consultant as well as the other factors described in “Compensation-Setting Process—Setting Target Total Direct Compensation” above.
In addition, the Compensation Committee considered the following specific factors:
•our recent growth rate relative to a number of financial metrics that are significant for driving alignment with stockholder value, including our stock price, market capitalization and enterprise value both in absolute terms and relative to the companies in our compensation peer group;
•the productivity of our employees based on items such as revenue-per-employee and total general and administrative expenses relative to the companies in our compensation peer group; and
•our role as an industry leader in the Bitcoin mining and digital asset industry.
In May 2024, the Compensation Committee granted PSU awards pursuant to the 2024 LTIP to our executive officers, including our Named Executive Officers, with values based upon our achievement of 100% of a pre-established TSR performance metric as further described below. The PSU awards approved by the Compensation Committee for our Named Executive Officer were as follows:

Named Executive Officer	2024 PSU Award Value (Assuming 100% Achievement of TSR target) ($)(1)	2024 PSU Award (number of shares)
Mr. Thiel	$17,100,000	823,303
Mr. Khan	$11,250,000	541,647
Mr. Nowaid	$4,500,000	216,659
(1)The number of shares of common stock subject to each PSU award granted to each Named Executive Officer was equal to (x) the value of the 2024 LTIP award at 200% of target divided by (y) the average closing price of our common stock for the 100 consecutive trading days prior to and including the award grant date, which was $20.77 per share. This per share value was higher than the closing price of our common stock on the grant date of the PSU awards, which was $16.07 per share. As a result, the grant date fair value of the 2024 LTIP Awards as reflected in the 2024 Summary Compensation Table is lower than the value reflected in this table.
In January 2025, the Compensation Committee determined our TSR performance relative to the TSR of the 2024 Index was 102.5%. Consequently, our Named Executive Officers earned the following number of shares of our common stock pursuant to their 2024 LTIP awards:

Named Executive Officer	2024 PSU Award (Number of Earned Shares) (#)	2024 PSU Award (Value as of December 31, 2024) ($)
Mr. Thiel	1,646,606	$27,613,582
Mr. Khan	1,083,293	$18,166,823
Mr. Nowaid	433,317	$7,266,726
The shares of our common stock earned pursuant to the 2024 LTIP awards vested as to 25% of the earned shares on December 31, 2024, and the remaining earned shares to vest ratably (that is, 6.25% of such shares each period) over the next 12 calendar quarters, subject to the Named Executive Officer’s continued service to us through each vesting date.

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Executive Compensation
In determining the value of the 2024 LTIP awards, the Compensation Committee gave significant weight to our actual performance during 2024 relative to a performance metric, relative TSR, that is reflective of enhancing stockholder value and achieving long-term success, as discussed above. Accordingly, we believe the issuance of these awards is consistent with our “pay-for-performance” philosophy and that they are consistent with the achievement of our executive compensation objectives.
January 2024 LTIP Awards
Following stockholder approval of an increase to the number of shares of common stock available for issuance under the 2018 Plan, in January 2024, the Compensation Committee determined to grant LTIP awards in the form of RSUs for 2023 performance (the “2023 LTIP”). Although we had disclosed in October 2023 that our TSR for 2023 was likely to be 85% or above of the Initial Index TSR, thereby resulting in a formulaic Award Payout Percentage of 200%, following an analysis of competitive market data provided by its compensation consultant, as well as a review of compensation practices of selected peer companies, the Compensation Committee increased long-term incentive compensation targets and approved RSU awards for eligible award recipients, including our Named Executive Officers, as follows:

Named Executive Officer	2023 Annual Base Salary ($)		RSU Award Value (Based on 100% Achievement of TSR Target) ($)	2023 RSU Award (Number of Shares)(1)
Mr. Thiel	$800,000		$11,200,000	1,642,229
Mr. Khan	$475,000	(2)	$6,650,000	975,073
Mr. Nowaid	$330,000	(3)	$2,145,000	314,516
(1)The number of shares of common stock subject to each RSU award granted to each Named Executive Officer was equal to (x) the value of the 2023 LTIP award at 200% of target divided by (y) the average closing price of our common stock for the 100 consecutive trading days prior to and including the award grant date, which was $13.64 per share. This per share value was lower than the closing price of our common stock on the grant date of the RSU awards, which was $17.73 per share. As a result, the grant date fair value of the 2023 LTIP Awards as reflected in the 2023 Summary Compensation Table is higher than the value reflected in this table.
(2)Mr. Khan commenced employment with us in June 2023. Consequently, his annual base salary was pro-rated for his partial year of employment was $241,099.
(3)Mr. Nowaid commenced employment with us in October 2023. Consequently, his annual base salary was pro-rated for his partial year of employment was $81,370.
The equity awards granted to our Named Executive Officers during 2024 are set forth in the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table” below.
Other Compensation Elements
Health and Welfare Benefit Plans
Our executive officers, including our Named Executive Officers, are eligible to participate in the same company-sponsored health and welfare benefits plans subject to the same terms and eligibility requirements as our other full-time, salaried employees. These benefits include medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans, business travel insurance, an employee assistance program and health and dependent care flexible spending accounts.
We also sponsor a Section 401(k) Plan that provides eligible employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis, subject to the limits imposed by the Internal Revenue Code (the “Code”). U.S. employees who have attained at least 18 years of age are generally eligible to participate in the Section 401(k) Plan as of the first day of the calendar month. Participants may make pre-tax or post-tax contributions to the Section 401(k) Plan, subject to the statutorily prescribed annual limits on contributions under the Code. Currently, MARA provides a contribution under the Section 401(k) Plan of up to 3% of total compensation (not to exceed a maximum annual contribution of $10,350 per employee in 2024). An employee’s interest in MARA’s

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contribution is 100% vested after one year of service. An employee’s interest in pre-tax or post-tax deferrals is 100% vested when contributed.
We design our employee health and benefits plans to be affordable and competitive in relation to market practices, and compliant with applicable laws and market practices.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of duties, to make the individual more efficient and effective and for recruitment and retention purposes. During 2024, except for certain personal security arrangements for Mr. Thiel and Mr. Khan, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, equal to $10,000 or more for any individual.
Employment Agreements
We have entered into written employment agreements with each of our Named Executive Officers. Each of these employment agreements provides for an initial term of employment of three years which automatically renews for successive one-year periods following the initial term (unless notice is provided by either party) and sets forth the initial compensation arrangements for the executive officer, including an initial annual base salary, eligibility to participate in our annual cash bonus plan, the grant of long-term incentive compensation in the form of an equity award and eligibility to participate in our incentive, stock purchase, savings, Section 401(k) Plan and our various welfare benefit plans, including, without limitation, our health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans, as established from time to time. We have also entered into written employment agreements with certain other senior management personnel. We believe that these arrangements were necessary to secure the continued service of these individuals in a highly competitive job market.
These employment agreements also provide each Named Executive Officer with certain payments and benefits in the event of a termination of employment, including certain terminations of employment in connection with a change of control of MARA. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.
Post-Employment Compensation
The employment agreements we have entered into with our Named Executive Officers provide for certain protections in the event of death, disability and certain involuntary terminations of employment, including a termination of employment in connection with a change of control of MARA, in exchange for a general release of claims and compliance with a confidentiality covenant as set forth in the Named Executive Officers’ respective employment agreement.
We believe that these post-employment compensation arrangements provide reasonable compensation in the form of severance pay and certain limited benefits to our Named Executive Officers if they leave our employ under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to execute a separation and release agreement in a form prescribed by us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We believe that these arrangements help maintain our Named Executive Officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change-of-control transaction and mitigate the risk of subsequent disputes or litigation.
Under these post-employment compensation arrangements, all payments and benefits in the event of a change of control of MARA are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change of control and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
We are not obligated to provide “golden parachute” excise tax reimbursement payments (including “gross-ups”) to any of our executive officers, including our Named Executive Officers.

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We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a qualifying termination of employment in connection with or within specified periods before or after a change of control of MARA, is essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee believes, however, that these arrangements are necessary to offer competitive compensation packages.
For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable thereunder, see “Potential Payments upon Termination or Change of Control” below.
Under the employment agreements with our Named Executive Officers, if we terminate their employment without “cause,” or they resign for “good reason” or they terminate employment within 180 days of the occurrence of a “change of control” of MARA (each as defined in their respective employment agreement), they are entitled to receive:

•any earned but unpaid base salary, all accrued but unused vacation time and reimbursement of all reasonable expenses;
•the greater of their base salary through the balance of the employment term, or 12 months;
•their annual cash bonus opportunity prorated through the date of termination;
•continued participation in our health and welfare benefit plans on the same terms as immediately prior to such termination of employment and to be paid in full by us for not less than 12 months for Mr. Thiel, and not less than nine months for Messrs. Khan and Nowaid; and
•immediate vesting of all outstanding stock options, RSU awards and other equity awards.

Except as indicated above, we have not entered into any change-of-control agreements with our executive officers, including our Named Executive Officers, that provide for payments and benefits in connection with a change of control of MARA.
Other Compensation Policies
Compensation Recovery (“Clawback”) Policy
We have adopted the Clawback Policy which satisfies the requirements of Exchange Act Rule 10D-1 and Listing Rule 5608 of the Nasdaq Stock Market (the “Applicable Rules”) pursuant to which we are required to seek recoupment or reimbursement with respect to “incentive-based compensation” (as defined in the Clawback Policy) paid or awarded to our “executive officers” (as defined in the Clawback Policy) when the following three factors exist:

•the incentive-based compensation payment or award was based upon the achievement of financial reporting measures that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;
•a lower payment or award would have been made to such executive officer based upon the restated financial results; and
•the individual served as an executive officer at any time during the performance period for that incentive-based compensation during the three completed fiscal years immediately preceding the date that MARA is required to prepare such accounting restatement.

Under the Clawback Policy, the accounting restatement does not need to be the result of misconduct for the recoupment or reimbursement to apply. The recoupment or reimbursement to be sought by us will be equal to the portion of any incentive-based compensation paid to or received by such executive officer for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported. For incentive-based compensation based on our stock price or TSR, the recoupment or reimbursement to be sought by us will be determined by the Compensation Committee based on a reasonable

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estimate of the effect of the restatement on our stock price or TSR upon which the incentive-based compensation was received.
We believe this policy reinforces our “pay-for-performance” philosophy and contributes to our culture that emphasizes integrity and accountability in financial reporting.
Insider Trading, Hedging, Short Sales and Pledging Policies
Subject to limited exceptions contained in our Insider Trading Policy, our employees, including our executive officers, and the non-employee members of our Board are prohibited from:

•engaging in any transaction involving our securities while aware of material nonpublic information relating to MARA;
•engaging in transactions involving the securities of any other company while aware of material nonpublic information about that company which was learned in the course of employment by or association with us;
•disclosing material nonpublic information concerning us to any outside person, including family members, affiliates, analysts, investors and the news media;
•engaging in derivative securities transactions involving our common stock, including hedging transactions;
•engaging in short sales of our securities; and
•pledging our securities as collateral for a loan, purchasing our securities on margin or placing our securities in a margin account.

Confidentiality, Non-Competition and Non-Solicitation Agreements
Our executive officers, including our Named Executive Officers, have entered into agreements containing confidentiality, non-competition and non-solicitation covenants. Under these agreements, our executive officers have agreed to refrain from (i) disclosing our proprietary information in perpetuity, (ii) competing with us or soliciting our clients or customers during the period of their employment and (iii) soliciting our employees or consultants for a period of 12 months following the termination of their employment.
Exchange Act Rule 10b5-1 Plans
Mr. Thiel and Mr. Khan and certain of the non-employee members of our Board have adopted written plans, known as Exchange Act Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the executive officer or non-employee director when entering into the plan, without further direction from them. The executive officer or non-employee director may amend or terminate the plan in specified circumstances. In 2023, we revised our Insider Trading Policy to ensure that Rule 10b5-1 plans entered into by our executive officers, non-employee directors and other employees are eligible for an affirmative defense in accordance with the SEC rule amendments regarding Rule 10b5-1 plans adopted in December 2022.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid to certain current and former executive officers who are “covered employees.” The deductibility of compensation is only one of several factors that the Compensation Committee considers, however, in making its compensation decisions for our executive officers, including our Named Executive Officers. The Compensation Committee also looks at other factors in making its decisions, as described above, and

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retains the flexibility to award incentive compensation that it determines to be consistent with the goals and objectives of our executive compensation program even if such compensation is are not deductible by us for federal income tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the Compensation Committee, no assurances can be given that any compensation paid by us will be deductible under Section 162(m) even if so intended.
Accounting for Stock-Based Compensation
The Compensation Committee considers accounting implications when designing compensation plans and arrangements for our executive officers, including our Named Executive Officers. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard that governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Talent, Culture and Compensation Committee Report
The Talent, Culture and Compensation Committee of the Board of Directors of MARA Holdings, Inc. reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into MARA’s Annual Report for the year ended December 31, 2024.
The foregoing report has been furnished by the Talent, Culture and Compensation Committee.
Respectfully submitted,
TALENT, CULTURE AND COMPENSATION COMMITTEE
Vicki Mealer-Burke (Chair)
Janet George
Barbara Humpton
This Talent, Culture and Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and the Talent, Culture and Compensation Committee Report shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

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Executive Compensation Tables
2024 Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by or paid to our Named Executive Officers for service to us during 2024, 2023 and 2022. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our Named Executive Officers. Consistent with SEC rules, for any years for which a Named Executive Officer did not qualify as such, no compensation has been reported in the table.

Name and Principal Position	Year	Salary ($)	Cash Bonus Awards ($)(1)		Equity Awards ($)(2)	Non-equity incentive plan compensation ($)	All Other Compensation ($)		Total ($)	Non-SEC Total Compensation ($)(3)
Fred Thiel Chief Executive Officer and Chairman of the Board	2024	950,000	—		40,094,856	1,998,563	201,390	(4)	43,244,809	31,619,771
	2023	800,000	1,800,000		33,506,720	—	9,900		36,116,620	36,116,620
	2022	677,749	562,500		5,869,183	—	—		7,109,432	7,109,432
Salman Khan(5) Chief Financial Officer	2024	625,000	—		26,378,209	1,314,844	123,073	(6)	28,441,126	20,793,070
	2023	241,099	623,438		20,168,367	—	134,900	(7)	21,167,804	21,167,804
Zabi Nowaid General Counsel and Corporate Secretary	2024	375,000	125,000	(8)	10,551,293	525,938	9,844		11,587,075	8,527,850
(1)Except as otherwise noted, amounts reflect cash bonus awards paid under our annual cash incentive program. While the cash bonus awards for 2023 and 2022 were determined based on our achievement relative to strategic objectives, they were ultimately discretionary in nature and do not qualify as “non-equity incentive plan awards” under SEC rules.
(2)Amounts reflect the grant date fair value of PSUs or RSUs, as applicable, granted for service to us during the year computed in accordance with ASC Topic 718. For 2024, amounts are inclusive of the 2024 LTIP Awards and reflect both (i) the grant date fair value of the initial grant of the 2024 LTIP Awards made in May 2024 ($11,625,038 for Mr. Thiel, $7,648,056 for Mr. Khan and $3,059,225 for Mr. Nowaid) and (ii) the incremental fair value associated with the modification to the 2024 LTIP Awards made in December 2024 ($28,469,818 for Mr. Thiel, $18,730,153 for Mr. Khan and $7,492,068 for Mr. Nowaid). For 2023, amounts are inclusive of the 2023 LTIP Awards, which were issued in January 2024, but have been reported for 2023 as they relate to services provided to us during 2023. Please refer to the section titled “—Long-Term Equity Incentive Compensation” for additional information regarding our 2024 LTIP Awards and 2023 LTIP Awards.
(3)Represents non-SEC supplemental information. For 2024, this column excludes the grant date fair value of the initial grant of the 2024 LTIP Awards made in May 2024 and includes only the incremental fair value associated with the modification to the 2024 LTIP Awards made in December 2024. Please refer to the section titled “—Long-Term Equity Incentive Compensation” for additional information regarding our 2024 LTIP Awards.
(4)Amount reflects costs related to personal security for Mr. Thiel pursuant to MARA’s security program ($191,040) and a Company contribution under our 401(k) plan ($10,350).
(5)Mr. Khan commenced employment as Chief Financial Officer on June 14, 2023. The 2023 base salary amount represents the pro-rated portion of his annual base salary ($475,000) for the period from commencement of his employment through December 31, 2023.
(6)Amount reflects costs related to personal security for Mr. Khan pursuant to MARA’s security program ($112,723) and a Company contribution under our 401(k) plan ($10,350).
(7)Amount reflects a one-time sign on bonus paid upon commencement of employment ($125,000) and a Company contribution under our 401(k) plan ($9,900).
(8)Amount reflects a special bonus for extraordinary performance in connection with MARA’s acquisition of two data centers in January 2024.

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Grants of Plan-Based Awards Table
The following table presents information regarding the PSUs and RSUs, as applicable, granted to each of our Named Executive Officers during the year ended December 31, 2024. The information in this table supplements the information about these awards set forth in the Summary Compensation Table above. The Compensation Committee has not approved any possible payouts under any “equity incentive plan awards” or “non-equity incentive plan awards,” as defined under SEC rules.

Named Executive Officer	Grant Date		Number of PSUs/RSUs Granted (#)	Grant Date Fair Value of PSU/RSU Awards ($)(1)
Fred Thiel	May 1, 2024	(2)	823,303	28,469,818
	January 31, 2024	(3)	1,642,229	29,116,720
Salman Khan	May 1, 2024	(2)	541,647	18,730,153
	January 31, 2024	(3)	975,073	17,288,044
Zabi Nowaid	May 1, 2024	(3)	216,659	7,492,068
	January 31, 2024	(3)	314,516	5,576,369
(1)Amounts reflect the grant date fair value of RSUs granted for service to us during the year computed in accordance with ASC Topic 718. With respect to the PSUs granted on May 1, 2024, amounts reflect the incremental fair value associated with the modification to the 2024 LTIP Awards made in December 2024. Please refer to the section titled “—Long-Term Equity Incentive Compensation” and Footnote 2 to the Summary Compensation Table for additional information regarding our 2024 LTIP Awards.
(2)These PSUs vested as to 25% of the underlying shares on December 31, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.
(3)These RSUs vested as to 25% of the underlying shares on January 31, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

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Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information about outstanding PSUs and RSUs, as applicable, held by each of our Named Executive Officers as of December 31, 2024. We have not issued stock options or any other type of equity awards to our Named Executive Officers.

	Restricted Stock Units
Named Executive Officer	Grant Date	Number of PSUs/RSUs That Have Not Yet Vested (#)		Market Value of PSUs/RSUs That Have Not Yet Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, RSUs, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, RSUs, or Other Rights That Have Not Vested ($)
Fred Thiel	May 1, 2024	1,234,956	(3)	20,710,212	—	—
	January 31, 2024	923,755	(4)	15,491,371	—	—
	November 10, 2023	305,369	(4)	5,121,038	—	—
	May 1, 2023	312,500	(4)	5,240,625	—	—
Salman Khan	May 1, 2024	812,472	(3)	13,625,155	—	—
	January 31, 2024	548,479	(4)	9,197,993
	June 14, 2023	204,357	(5)	3,427,067	—	—
Zabi Nowaid	May 1, 2024	324,990	(3)	5,450,082	—	—
	January 31, 2024	176,916	(4)	2,966,881	—	—
	November 10, 2023	100,202	(4)	1,680,388	—	—
(1)The market value of unvested PSU or RSU awards, as applicable, was calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 31, 2024, which was $16.77.
(2)We have not issued any PSUs or RSUs that remain unearned as all of our PSUs and RSUs are subject to time-based vesting conditions upon issuance.
(3)These PSUs vested as to 25% of the underlying shares on December 31, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.
(4)These RSUs vested as to 25% of the underlying shares on the January 31, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.
(5)These RSUs vested as to 25% of the underlying shares on July 1, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

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Option Exercises and Stock Vested Table
The following table provides information about the vesting and settlement of PSUs and RSUs held by each of our Named Executive Officers during the year ended December 31, 2024. We have not issued stock options or any other type of equity awards to our Named Executive Officers.

	PSUs/RSUs
Named Executive Officer	Aggregate Number of Shares Acquired on Vesting (#)	Aggregate Value Realized on Vesting ($)(1)
Fred Thiel	1,141,958	19,930,243
Salman Khan	519,484	9,477,911
Zabi Nowaid	171,001	2,964,175
(1)In accordance with SEC rules, the value realized is based on the closing price of our common stock on the applicable vesting dates.
Potential Payments upon Termination or Change of Control
The following table summarizes the potential payments and benefits that would have been paid or provided to our Named Executive Officers by MARA if a termination of employment had occurred on December 31, 2024. Pursuant to the employment agreements entered into with our Named Executive Officers, the same payments and benefits will be made upon termination of employment regardless of whether we terminate an executive without “cause,” the executive resigns for “good reason” or the executive terminates employment (other than when the executive’s employment may be terminated for “cause”) within 180 days of the occurrence of a “change of control” (each as defined in the respective employment agreements).
The amounts reflected in the table are in addition to amounts that would have been payable for earned but unpaid base salary, accrued but unused vacation time and reimbursement of reasonable expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our Named Executive Officers in connection with a termination of employment for cause or as a result of a voluntary resignation.
Please refer to the section titled “—Employment Agreements” for additional information about the terms of the employment agreements with our executive officers.

		Type of Payment or Benefit
Named Executive Officer	Base Salary ($)(1)	Bonus ($)(2)	Value of Accelerated Equity ($)(3)	Continuation of Benefits ($)(4)
Fred Thiel	950,000	950,000	46,563,246	10,992
Salman Khan	937,500	625,000	26,250,215	8,244
Zabi Nowaid	656,250	375,000	10,097,351	8,244
(1)Pursuant to the employment agreements, amounts generally reflect the greater of the executives’ base salary through the balance of the employment term, or 12 months. For Mr. Thiel, the amount reflects 12 months of base salary. For Mr. Khan, the amount reflects approximately 18 months of base salary. For Mr. Nowaid, the amount reflects approximately 21 months of base salary.
(2)Pursuant to the employment agreements, amounts reflect the executives’ target bonus opportunity for the year calculated at 100% of base salary. However, the actual cash bonus payments earned each year may be different from this amount.
(3)Upon termination of employment under the circumstances discussed above, all outstanding stock options, PSUs or RSUs and other equity awards immediately vest. Amounts reflect the market value of the PSU or RSU awards that would have vested as of December 31, 2024, which was calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 31, 2024, which was $16.77.
(4)Amounts reflect the value of the executive’s continued participation in our welfare benefit plans for not less than 12 months for Mr. Thiel, and not less than nine months for Messrs. Khan and Nowaid.

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Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During the year ended December 31, 2024, our principal executive officer was Fred Thiel, our Chief Executive Officer.
For 2024, the annual total compensation for our principal executive officer was $43,244,809, and the annual total compensation of our median employee was $307,329, each as calculated in a manner consistent with Item 402(u) of Regulation S-K. For Mr. Thiel, the annual total compensation is consistent with the amount disclosed in the 2024 Summary Compensation Table above.
Based on this information, the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee was approximately 141:1.
Consistent with SEC rules, to identify the median employee, we used total compensation paid during 2024, which is inclusive of base salary, annual cash incentive compensation and 2024 LTIP Awards, as a measure of annual total compensation. As of December 31, 2024, we had 152 employees who were employed and not on leaves of absence. We did not exclude from the calculation of the median employee any employees pursuant to any of the exemptions permitted by SEC rules. We did not apply any cost-of-living adjustments as part of the calculation.
We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above. However, because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exemptions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exemptions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) and certain financial performance metrics of MARA. For further information concerning our compensation philosophy and how we align executive compensation with MARA’s performance, refer to “—Executive Compensation Philosophy and Objectives” and “—Primary Compensation Elements.”

	Summary Compensation Table Total for PEO Merrick Okamoto	Compensation Actually Paid to PEO Merrick Okamoto(1)	Summary Compensation Table Total for PEO Fred Thiel	Compensation Actually Paid to PEO Fred Thiel(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:
Year							Company Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (loss) (in millions)	Adjusted EBITDA (in millions)(7)
(a)	(b)(i)	(c)(i)	(b)(ii)	(c)(ii)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$—	$—	$43,244,809	$52,085,431	$20,014,101	$24,695,565	$1,802.65	$457.70	$541.01	$1,232.17
2023	$—	$—	$36,116,620	$29,517,350	$9,355,561	$6,511,973	$2,565.08	$567.21	$261.17	$417.11
2022	$—	$—	$7,109,432	$5,942,622	$2,734,160	$380,449	$288.02	$24.70	$(694.02)	$(543.38)
2021	$143,781,988	$199,441,219	$18,022,335	$4,663,738	$1,873,210	$3,210,754	$3,628.16	$843.56	$(29.81)	$172.41
2020	$3,151,215	$13,373,762	$—	$—	$297,369	$794,451	$1,084.48	$718.52	$(10.45)	$(6.18)
(1)The dollar amounts reported in column (c)(i) represent the amount of “compensation actually paid” in 2021 and 2020 to Merrick Okamoto, who served as our Chief Executive Officer until April 2021. All such amounts were computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Okamoto during each applicable year. The table below shows adjustments which were made to Mr. Okamoto’s total compensation in 2021 and 2020 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with Topic 718.

Adjustments to Determine Compensation “Actually Paid” to the PEO Merrick Okamoto	2021	2020
Total Compensation in the SCT	$143,781,988	$3,151,215
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(143,410,673)	$(782,500)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$—	$4,749,594
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$—	$—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$181,973,184	$6,255,453
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$17,096,720	$—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—
Compensation Actually Paid	$199,441,219	$13,373,762

(2)The dollar amounts reported in column (c)(ii) represent the amount of “compensation actually paid” in 2024, 2023, 2022 and 2021 to Mr. Thiel, who has served as our Chief Executive Officer since April 2021. All such amounts were computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Thiel during each applicable year. The table below shows adjustments which were made to Mr. Thiel’s total compensation in 2024, 2023, 2022 and 2021 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with Topic 718.

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Adjustments to Determine Compensation “Actually Paid” to the PEO Fred Thiel	2024	2023	2022	2021
Total Compensation in the SCT	$43,244,809	$36,116,620	$7,109,432	$18,022,335
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(40,094,856)	$(33,506,720)	$(5,869,183)	$(17,182,601)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$36,201,583	$22,504,665	$—	$—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(4,152,080)	$1,671,831	$854,658	$—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$19,571,094	$1,467,293	$—	$3,236,817
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(2,685,119)	$1,263,661	$3,847,715	$587,188
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—
Compensation Actually Paid	$52,085,431	$29,517,350	$5,942,622	$4,663,738

(3)The dollar amounts reported in this column represent the average of the amounts reported for MARA’s non-CEO Named Executive Officers as a group in the “Total” column of the Summary Compensation Table in each year. The names of each of the non-CEO Named Executive Officers included for purposes of calculating the average amounts in each year are as follows: (i) for 2024, Mr. Khan and Mr. Nowaid, (ii) for 2023, Mr. Khan, Jim Crawford, Ashu Swami, Adam Swick and Hugh Gallagher; (iii) for 2022, Mr. Gallagher, Mr. Crawford, Mr. Swami, John Lee and Simeon Salzman; (iv) for 2021, Mr. Crawford, Mr. Swami and Mr. Salzman; and (v) for 2020, Mr. Crawford, Mr. Salzman and David Lieberman.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-CEO Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-CEO Named Executive Officers as a group during the applicable year. The table below shows adjustments which were made to average total compensation for the non-CEO Named Executive Officers as a group in 2024, 2023, 2022, 2021 and 2020 to determine the “compensation actually paid.” For such adjustments, equity values were calculated in accordance with Topic 718.

Adjustments to Determine Compensation “Actually Paid” to Non-CEO NEOs	2024	2023	2022	2021	2020
Total Compensation in the SCT	$20,014,101	$9,355,561	$2,734,160	$1,873,210	$297,369
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(18,464,751)	$(8,504,190)	$(2,335,287)	$(1,570,280)	$(91,500)
Deduction for Amounts Reported under “Option Awards” Column in the SCT	$15,620,056	$4,464,368	$257,426	$876,267	$213,456
Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year End	$(390,768)	$692,917	$(294,400)	$—	$—
Increase for Fair Value of Awards Granted During Year that Vest During Year	$8,152,946	$421,640	$117,600	$1,263,196	$375,126
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(236,018)	$152,043	$(99,050)	$768,361	$—
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$—	$(70,367)	$—	$—	$—
Compensation Actually Paid	$24,695,565	$6,511,973	$380,449	$3,210,754	$794,451
(5)Cumulative TSR is calculated by dividing the difference between MARA’s share price at the end and the beginning of the measurement period (including reinvestment of dividends) by MARA’s share price at the beginning of the measurement period.

2025 PROXY STATEMENT	65

Executive Compensation
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is comprised of Bitfarms Ltd. (BITF), CleanSpark, Inc. (CLSK), HIVE Digital Technologies Ltd. (HIVE) and Riot Platforms, Inc. (RIOT).
(7)Adjusted EBITDA is defined as (a) GAAP net income plus (b) adjustments to add back the impacts of (1) interest, (2) income taxes, (3) depreciation and amortization and (4) adjustments for non-cash and/or non-recurring items which include (i) stock compensation expense, (ii) change in fair value of derivative instrument, (iii) early termination expenses and other and (iv) net gain from extinguishment of debt.
Analysis of the Information Presented in the Pay versus Performance Table
As described in greater detail in “—Executive Compensation Philosophy and Objectives,” MARA’s executive compensation program reflects a compensation package for executive officers that is competitive, tied to performance and aligned with the interests of our stockholders. While MARA utilizes several performance measures to align executive compensation with MARA’s performance, all of those measures are not presented in the Pay Versus Performance Table. Moreover, MARA generally seeks to incentivize long-term performance, and therefore does not specifically align MARA’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, MARA is providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid and TSRs
MARA Holdings, Inc. CAP vs TSR

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Executive Compensation
Compensation Actually Paid and Net Income (Loss)
MARA Holdings, Inc. CAP vs Net Income
Compensation Actually Paid and Adjusted EBITDA
MARA Holdings, Inc. CAP vs Adjusted EBITDA ($M)
Financial Performance Measures
The following is an unranked list of the most important financial performance measures used by our Compensation Committee for the years presented to link the compensation actually paid to our Chief Executive Officer and other Named Executive Officers, calculated in accordance with SEC regulations, to MARA’s performance.
•Relative TSR
•Net Income
•Adjusted EBITDA

2025 PROXY STATEMENT	67

Executive Compensation

PROPOSAL 4

Approval of Amendment to Our 2018 Plan

\\ Our Board unanimously recommends a vote “FOR” the approval of amendment to our 2018 plan

Overview of Action
We are seeking stockholder approval to amend our 2018 Plan to increase the number of shares of common stock reserved under our 2018 Plan by 18 million, or from 45 million shares to 63 million shares (the “Plan Amendment”), as discussed in further detail below. Our Board approved the Plan Amendment on April 30, 2025, subject to stockholder approval at the Annual Meeting. If the Plan Amendment is approved by stockholders, the Plan Amendment will be effective as of the Annual Meeting. Capitalized terms used in this Proposal No. 4 but not defined have the meanings ascribed to such terms in our 2018 Plan.
The purpose of our 2018 Plan is to enhance our ability to attract and retain the services of directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in our development and financial success. From December 31, 2023 to December 31, 2024, our employee headcount increased by over 150%, from 60 to 152 employees, significantly expanding the pool of individuals eligible for equity awards under the 2018 Plan. Without stockholder approval of this proposal, we believe our ability to attract and retain the services of directors, officers, consultants, advisors and employees would be negatively impacted, and our recruiting, retention and incentive efforts would become more difficult.
Awards (as defined below) under our 2018 Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by officers, directors, employees and consultants under our 2018 Plan are not determinable at this time. However, we believe stockholder approval of the Plan Amendment would allow us to continue to attract and retain talented directors, officers, employees, and consultants.
Background of Our 2018 Plan
Our 2018 Plan was adopted by our Board in January 2018, approved by our stockholders in March 2018 at the annual meeting of stockholders and became effective in July 2018. The 2018 Plan was amended and restated effective in November 2023 and further amended in June 2024. Our 2018 Plan will remain in effect until July 2028, unless terminated earlier by our Board.
Material Features of Our 2018 Plan
The material features of our 2018 Plan, as amended by the Plan Amendment, are summarized below. This summary is not a complete description of our 2018 Plan, and it is qualified in its entirety by reference to the complete text of our 2018 Plan document. Our 2018 Plan is provided as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and is incorporated by reference into this Proposal No. 4. The text of the Plan Amendment is attached to this Proxy Statement as Appendix A - 2018 Plan Amendment.
Stock Subject to Our 2018 Plan
Subject to stockholder approval, the number of shares of common stock reserved under our 2018 Plan will increase by 18 million, or from 45 million shares to 63 million shares. Shares of common stock subject to our 2018 Plan consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary, and such number of shares of common stock will be reserved for such purpose. Any of such shares of common stock that may remain unissued and that are not subject to outstanding Options, Warrants or Preferred Stock at the termination of our 2018 Plan will cease to be reserved for the purposes of our 2018 Plan, but until termination of our 2018 Plan we will at all times reserve a sufficient number of shares of common stock to meet the requirements of our 2018 Plan.

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Administration
Our Board appointed our Compensation Committee as the administrator of our 2018 Plan. In the event that for any reason the Compensation Committee is unable to act, or if our Board otherwise determines to administer the 2018 Plan, then the 2018 Plan will be administered by our Board. In either such case, such 2018 Plan administrator is herein referred to as the “Compensation Committee.”
Eligibility
The 2018 Plan provides for the grant of Options, Warrants, Restricted Stock, Preferred Stock, or RSUs (collectively, “Awards”) to our, or any Subsidiary’s, directors, officers, employees, consultants and advisors (each, a “Participant” and collectively, “Participants”); provided that Incentive Options or Incentive Warrants may only be granted to our employees and any Subsidiary’s employees. As of April 25, 2025, 181 employees (including each of our executive officers) and six non-employee directors are eligible to participate in our 2018 Plan.
In selecting Participants, and in determining the number of shares to be covered by each Option or Warrant or award of Restricted Stock, Preferred Stock or RSU granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to us, the Participant’s degree of responsibility for and contribution to our growth and success, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock, Preferred Stock, RSU or Warrant, under our 2018 Plan, may be granted additional Options, Warrants, Restricted Stock, Preferred Stock, or RSUs, as determined by the Compensation Committee.
Forms of Awards
The following is a description of the Awards permitted to be issued under our 2018 Plan. As of April 30, 2025, only PSUs and RSUs were outstanding under our 2018 Plan.
Terms and Conditions of Options
Options awarded under our 2018 Plan are designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The purchase price of each share of common stock purchasable under an Incentive Option will be determined by the Compensation Committee at the time of grant, but will not be less than 100% of the Fair Market Value of such share of common stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of MARA or of any Subsidiary, the purchase price per share of common stock will be at least 110% of the Fair Market Value per share of common stock on the date of grant. The purchase price of each share of common stock purchasable under a Nonqualified Option will not be less than 100% of the Fair Market Value of such share of common stock on the date the Option is granted.
The term of each Option is fixed by the Compensation Committee, but no Option will be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MARA or of any Subsidiary, no such Incentive Option will be exercisable more than five years after the date such Incentive Option is granted.
Terms and Conditions of Warrants
Warrants awarded under our 2018 Plan will be designated in an Award Agreement as either an Incentive Warrant or a Non-Qualified Warrant. The purchase price of each share of common stock purchasable under an Incentive Warrant is determined by the Compensation Committee at the time of grant, but will not be less than 100% of the Fair Market Value of such share of common stock on the date the Warrant is granted; provided, however, that with respect to an Grantee who, at the time such Incentive Warrant is granted, owns more than 10% of the total combined voting power of all classes of stock of MARA or of any Subsidiary, the purchase price per share of common stock will be at least 110% of the Fair Market Value per share of common stock on the date of grant. The purchase price of each share of common stock purchasable under a Non-Qualified Warrant will not be less than 100% of the Fair Market Value of such share of common stock on the date the Warrant is granted.

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Executive Compensation
The term of each Warrant is fixed by the Compensation Committee, but no Warrant will be exercisable more than ten years after the date such Warrant is granted and in the case of an Incentive Warrant granted to an Grantee who, at the time such Incentive Warrant is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MARA or of any Subsidiary, no such Incentive Warrant will be exercisable more than five years after the date such Incentive Warrant is granted.
Terms and Conditions of Restricted Stock
Restricted Stock may be granted to Participants at any time as determined by Compensation Committee in its sole discretion. Subject to our 2018 Plan, the Compensation Committee has complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.
The Compensation Committee, subject to the provisions of our 2018 Plan, has complete discretion to determine the terms and conditions of Restricted Stock granted under our 2018 Plan; provided that Restricted Stock may only be issued in the form of shares. Restricted Stock grants are subject to the terms, conditions and restrictions determined by the Compensation Committee at the time the stock or the RSU is awarded. Any certificates representing the shares of stock awarded will bear such legends as determined by the Compensation Committee.
Terms and Conditions of Preferred Stock
Preferred Stock may be granted to Participants at any time as determined by Compensation Committee in its sole discretion. Subject to our 2018 Plan, the Compensation Committee has complete discretion to designate the number of shares of Preferred Stock authorized by our Board on the terms and conditions determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions of the issuance of any Preferred Stock issued pursuant to our 2018 Plan (which terms and conditions may include standard equity blockers, conditions to issuance and the conversion price of the Preferred Stock) and any related agreements with respect to the issuance of the Preferred Stock and to interpret the provisions and supervise the administration of our 2018 Plan with respect to the issuance of any Preferred Stock.
We may not effect any conversion of Preferred Stock issued under our 2018 Plan, and no Participant has the right to convert any Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Participant’s affiliates) would have acquired, through conversion of such Preferred Stock or otherwise, beneficial ownership of a number of shares of common stock that exceeds 9.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of common stock beneficially owned by a Participant and its affiliates includes only the number of shares of common stock issuable upon the shares of Preferred Stock being converted with respect to which the determination of such sentence is being made.
Terms and Conditions of RSUs
RSUs may be granted to Participants at any time as determined by Compensation Committee in its sole discretion. Subject to our 2018 Plan, the Compensation Committee has complete discretion to determine (i) the number of shares subject to a RSU award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of RSU.
The Compensation Committee, subject to the provisions of our 2018 Plan, has complete discretion to determine the terms and conditions of RSUs granted under our 2018 Plan; provided that RSUs may only be issued in the form of shares. RSU grants are subject to the terms, conditions and restrictions determined by the Compensation Committee at the time the RSU is awarded. Any certificates representing the shares of stock awarded will bear such legends as determined by the Compensation Committee.

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Transferability of Awards
Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, without the prior written consent of the Compensation Committee. If the Compensation Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Compensation Committee deems appropriate.
Merger or Change in Control
In the event of a Change in Control, the Compensation Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Compensation Committee in its sole discretion. In its sole discretion, the Compensation Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option or Warrant will terminate within a specified number of days after notice to the Optionee or Grantee thereunder, and each such Optionee or Grantee will receive, with respect to each share of common stock subject to such Option or Warrant, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option or Warrant; such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Compensation Committee may determine in its sole discretion.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock, the Compensation Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under our 2018 Plan and in the number and option price of shares subject to outstanding Options or Warrants granted under our 2018 Plan, to the end that after such event each Optionee’s or Grantee’s proportionate interest will be maintained (to the extent possible) as immediately before the occurrence of such event. The Compensation Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options or Incentive Warrants previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Restricted Stock, Preferred Stock and RSUs granted under our 2018 Plan.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under our 2018 Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this information statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.
Non-Qualified Options and Non-Qualified Warrants
No taxable income will be realized by the Participant upon the grant of a Non-Qualified Option or Non-Qualified Warrant. On exercise, the excess of the Fair Market Value of the stock at the time of exercise over the price of the Option or Warrant of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The Participant’s tax basis for stock acquired upon exercise of a Non-Qualified Option or Warrant will be equal to the price paid for the stock, plus any amounts included in income as compensation. If the Participant pays the exercise price of an Option or Warrant in whole or in part with previously owned shares of common stock, the Participant’s tax basis and holding period for the newly acquired shares is determined as follows: As to a number of newly acquired shares equal to the number of previously owned shares used by the Participant to pay the exercise price, no gain or loss will be recognized by the Participant on the date of exercise and the Participant’s tax basis and holding period for the previously owned shares will carry over to the newly acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously owned shares. As to each remaining newly acquired share, the Participant’s tax basis will equal the fair market value of the share on the date of exercise and the Participant’s holding period will begin on the day after the exercise date. The Participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under “Incentive Options and Incentive Warrants—Disposition of Incentive Option Shares and Incentive Warrants Shares” will apply if a Participant surrenders previously owned shares acquired upon the exercise of an incentive option or incentive Warrant that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a Non-Qualified Option or Non-Qualified Warrant.

2025 PROXY STATEMENT	71

Executive Compensation
Disposition of Option Shares and Warrant Shares
When a sale of the acquired shares occurs, a Participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option or Warrant.
Incentive Options and Incentive Warrants
The grant of an Incentive Option or Incentive Warrant will not result in any federal income tax to a Participant. Upon the exercise of an Incentive Option or Incentive Warrant, a Participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the “spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the Participant for the year in which the Option or Warrant is exercised. As a result of the exercise a Participant’s federal income tax liability may be increased. If the holder of an Incentive Option or Incentive Warrant pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the Incentive Option or Incentive Warrant tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the Participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The Participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive option or incentive Warrant holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock is issued to the Participant upon exercise of the Incentive Option or Incentive Warrant. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option or Incentive Warrant, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.
Disposition of Incentive Option Shares and Incentive Warrant Shares. If the holder of Incentive Options or Incentive Warrants disposes of the stock acquired upon the exercise of an Incentive Option or Incentive Warrant (including the transfer of acquired stock in payment of the exercise price of another Incentive Option or Incentive Warrant) either within two years from the date of grant or within one year from the date of exercise, the Option or Warrant holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option or Incentive Warrant is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the Incentive Option or Incentive Warrant alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the Participant to amend the applicable return to eliminate the tax preference item previously reported).
Our Deduction. We are not entitled to a tax deduction upon either exercise of an Incentive Option or Incentive Warrant or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option or Warrant holder recognized ordinary income in a disqualifying disposition.
Stock Grants
A Participant who receives a stock grant under our 2018 Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a Participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the Participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the Participant for the forfeited shares. Taxes are required to be withheld from the Participant at the time and on the amount of ordinary income recognized by the Participant. We will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.

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Equity Compensation Plan Information
The following table sets forth information regarding shares of our common stock that were eligible for issuance under our equity compensation plans as of December 31, 2024.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Plan Category(1)
Equity compensation plans approved by stockholders	12,509,991	(2)	—	(3)	3,170,354	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	12,509,991		—		3,170,354
(1)We do not have any equity compensation plans that have not been approved by our stockholders.
(2)Amount reflects shares underlying PSU and RSU awards previously issued pursuant to the 2018 Plan that remained outstanding as of December 31, 2024.
(3)No stock options, stock appreciation rights or warrants have been issued pursuant to the terms of the 2018 Plan. We have only issued PSUs and RSUs pursuant to the terms of the 2018 Plan, which do not have an exercise price.
(4)Amount reflects the number of shares that remain available for issuance under the 2018 Plan.
Required Vote
The amendment to our 2018 Plan to increase the number of shares of common stock reserved under our 2018 Plan by 18 million shares, or from 45 million to 63 million shares, requires the affirmative vote of a majority of the votes cast. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this Proposal No. 4. Abstentions will have no effect on the result of the vote on this proposal.
This proposal is considered a non-routine matter. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. If no contrary indication is made, returned proxies will be voted “FOR” this proposal.

2025 PROXY STATEMENT	73

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 28, 2025, by: (i) each of our Named Executive Officers; (ii) each director and director nominee; (iii) all of our executive officers and directors as a group (nine persons); and (iv) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated below, to the best of our knowledge (i) each beneficial owner named in the table has the sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of such beneficial owner is 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(#)	Percent of Common Stock(1)
Named Executive Officers and Directors:
Fred Thiel (Chief Executive Officer and Chairman of the Board)(2)	1,604,341	*
Salman Khan (Chief Financial Officer)(3)	509,465	*
Zabi Nowaid (General Counsel and Corporate Secretary)(4)	254,049	*
Georges Antoun	124,777	*
Janet George	10,477	*
Barbara Humpton	10,477	*
Jay Leupp	135,756	*
Vicki Mealer-Burke	29,887	*
Douglas Mellinger	136,756	*
All Executive Officers and Directors as a Group (9 Persons)(5)	2,815,985	*
5% Stockholders:
BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	45,378,463	12.9%
The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	36,076,670	10.3%
*    Percentage of shares beneficially owned does not exceed 1.0% of our outstanding shares of common stock.
(1)For purposes of this table, the percent of class is based upon 351,927,748 shares of our common stock issued and outstanding as of April 28, 2025. PSUs and RSUs which may be settled within 60 days of April 28, 2025 are deemed beneficially owned and outstanding for computing the percentage ownership of the person or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person or entity.

74

Stock Ownership Information
(2)Mr. Thiel’s beneficial ownership includes direct ownership of 1,329,367 shares of common stock and PSUs and RSUs for 102,914 and 172,060 shares of common stock, respectively, that may be settled within 60 days of April 28, 2025.
(3)Mr. Khan’s beneficial ownership includes direct ownership of 70,892 shares of common stock; PSUs and RSUs for 67,706 and 60,942 shares of common stock, respectively, that may be settled within 60 days of April 28, 2025; and indirect ownership of 309,925 shares of common stock held by the S & N Khan Family Trust, of which Mr. Khan and his spouse are trustees and members of the Mr. Khan’s immediate family are the sole beneficiaries.
(4)Mr. Nowaid’s beneficial ownership includes direct ownership of 198,960 shares of common stock and PSUs and RSUs for 27,082 and 28,007 shares of common stock, respectively, that may be settled within 60 days of April 28, 2025.
(5)The amount beneficially owned by the directors and executive officers as a group consists of an aggregate of 2,357,274 shares of common stock and PSUs and RSUs for 197,702 and 261,009 shares of common stock, respectively, that may be settled within 60 days of April 28, 2025.
(6)This information is based solely on Amendment No. 4 to the Schedule 13G filed with the SEC on October 18, 2024, by BlackRock, Inc. and its subsidiaries listed on Exhibit A thereto filing together as a group. This stockholder has sole voting power over 44,960,675 of such shares of common stock and sole dispositive power over all such shares of common stock.
(7)This information is based solely on Amendment No. 5 to the Schedule 13G filed with the SEC on November 12, 2024, by the Vanguard Group, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. This stockholder has shared voting power over 444,552 of such shares of common stock, sole dispositive power over 35,307,353 of such shares of common stock, and shared dispositive power over 769,317 of such shares of common stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of initial ownership (Form 3) and reports of changes in ownership (Form 4 and Form 5) of our securities. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the Section 16(a) reports that have been filed by or on behalf of our officers, directors and persons who own more than ten percent of a registered class of our securities, as well as written representations from our officers and directors, we believe all such persons complied on a timely basis with the filing requirements of Section 16(a) during the year ended December 31, 2024, except for the following Section 16(a) filings, which were filed late: one Form 4 report covering one transaction by Mr. Thiel and one Form 4 report covering four transactions by Mr. Khan.

2025 PROXY STATEMENT	75

Stockholder Proposals for 2026 Annual Meeting

Stockholder proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in MARA’s proxy statement and form of proxy for MARA’s 2026 annual meeting of stockholders must be received by the Corporate Secretary at our principal executive offices at 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301 no later than January 7, 2026.
Stockholder proposals intended to be submitted at the 2026 annual meeting of stockholders outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) of the Exchange Act if not received by the Corporate Secretary at our principal executive offices on or before March 23, 2026. If we do not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.
To comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Board’s nominees, must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Corporate Secretary at our principal executive offices no later than April 27, 2026.

76

Questions and Answers About the Annual Meeting and Voting

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the SEC rules. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please refer to the question titled “Whom should I contact with other questions?” below.
Q: When and where will the Annual Meeting be held?
A: The Annual Meeting will be held on Thursday, June 26, 2025, at 8:30 a.m. Pacific Time. The Annual Meeting will be conducted entirely online via a live webcast. Our stockholders may participate in the Annual Meeting by visiting: web.lumiconnect.com/266814323 (password: mara2025). You will need an 11-digit control number to attend and participate in the live webcast of the Annual Meeting. Please refer to the question titled “How can I vote my shares?” for information on obtaining your 11-digit control number.
Q: What proposals am I being asked to vote upon at the Annual Meeting?
A: The proposals to be voted upon at the Annual Meeting, and our Board’s recommendation with respect to each proposal, are as follows:

Proposal Number	Proposal	Board Voting Recommendation

Proposal No. 1	Elect two Class II directors to serve until our annual meeting of stockholders to be held in 2028, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal	“FOR” each director nominee

Proposal No. 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	“FOR”

Proposal No. 3	Approve, on an advisory basis, the compensation of the Named Executive Officers	“FOR”

Proposal No. 4	Approve an amendment to our 2018 Plan to increase the number of shares of our common stock reserved under our 2018 Plan by 18 million shares	“FOR”

Q: Why am I receiving these proxy materials?
A: We are making these proxy materials available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, and at any adjournments or postponements thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.
Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting.

2025 PROXY STATEMENT	77

Questions and Answers About the Annual Meeting and Voting
Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
A: Instead of mailing printed copies to each of our stockholders, we have elected to provide access to the proxy materials over the internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of the proxy materials by sending a Notice of Internet Availability of Proxy Materials which provides instructions on how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about May 7, 2025, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access the proxy materials, including this Proxy Statement and our 2024 Annual Report, each of which is available at www.astproxyportal.com/ast/29360. The Notice also provides instructions on how to vote your shares.
Q: Who can vote at the Annual Meeting?
A: Only our stockholders at the close of business on April 28, 2025 (the “Record Date”) will be entitled to virtually attend and vote at the Annual Meeting. On the Record Date, there were 351,927,748 shares of our common stock outstanding and entitled to vote. Each share of common stock issued and outstanding on the Record Date is entitled to one vote on any matter to be voted upon by our stockholders at the Annual Meeting.
•Holders of Record: If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a “holder of record.” As a holder of record, you may vote at the Annual Meeting, or you may vote by proxy. If you are a holder of record and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Fred Thiel, Salman Khan and Zabi Nowaid, the designated proxyholders, are members of our management.
•Beneficial Owners: If, on the Record Date, your shares were held in an account at a bank, broker, dealer or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain an 11-digit control number from your nominee. Please contact your nominee directly for additional information.
Q: What are “broker non-votes”?
A: If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A “broker non-vote” occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules.
Proposal Nos. 1, 3, and 4 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal No. 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal No. 2.
Q: What is the quorum requirement for the Annual Meeting?
A: The presence at the Annual Meeting, virtually (even if not voting) or by proxy, of the holders of 33-1/3% of the outstanding shares of common stock at the Annual Meeting, will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including shares for which authority is withheld or that a stockholder abstains from voting, as well as broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

78

Questions and Answers About the Annual Meeting and Voting
Q: What are the voting requirements to approve each of the proposals, and what happens if I do not vote?
A: The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:

Proposal	Voting Requirement	Effect of Abstentions	Effect of Broker Non-Votes

Proposal No. 1: Election of Class II Directors
Each director nominee will be elected by a plurality of the votes Directors of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (assuming that a quorum is present).
A “plurality of the votes” means that the three director nominees receiving the highest number of votes at the Annual Meeting will be elected.
		A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: Ratification of Appointment of Accounting Firm	Requires the affirmative vote of a majority of the votes cast (assuming that a quorum is present).	An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes to result for this proposal.

Proposal 3: Advisory Vote on the Compensation of the Named Executive Officers	Requires the affirmative vote of a majority of the votes cast (assuming that a quorum is present).	An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal 4: Approval of an Amendment to the 2018 Plan	Requires the affirmative vote of a majority of the votes cast (assuming that a quorum is present).	An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Q: Could other matters be decided at the Annual Meeting?
A: As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.
Q: How can I vote my shares?
A: Your shares can be voted as follows:
•Holders of Record: Holders of record can vote by proxy or by virtually attending the Annual Meeting where votes can be submitted electronically via live webcast. If you wish to vote by proxy, you can vote by Internet, telephone, or mail as described below. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instruction as soon as possible to ensure your representation at the Annual Meeting.

2025 PROXY STATEMENT	79

Questions and Answers About the Annual Meeting and Voting

Voting Method

To vote at the Annual Meeting by live webcast, please visit the following website: web.lumiconnect.com/266814323 (password: mara2025). You will need the 11-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). The method you use to vote by proxy will not limit your right to virtually attend or vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. However, even if you plan to virtually attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

To vote by Internet, you will need the 11-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Wednesday, June 25, 2025, by visiting www.voteproxy.com and following the instructions.

To vote by telephone, you will need the 11-digit control number included on the Notice or on your proxy card (if you requested to receive printed proxy materials). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Day, June 25, 2025, by calling 1-800-776-9437 in the United States or 1-201-299-4446 from foreign countries and following the instructions.

To vote by mail, follow the instructions provided on your proxy card (if you requested to receive printed proxy materials). Simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on Day, June 25, 2025. This option is only available if you requested to receive printed proxy materials.

•Beneficial Owners: If you are the beneficial owner of your shares, you should have received the Notice or a proxy card (if you requested to receive printed proxy materials) with this Proxy Statement from your bank, broker or other agent rather than from us. Simply (i) use the 11-digit control number to vote on the Internet or by telephone before the Annual Meeting, or vote at the Annual Meeting, or (ii) if you requested to receive printed proxy materials, vote by following the instructions provided on the proxy card you received from your bank, broker, or other agent's website. Your 11-digit control number may be included in the voting instruction form that accompanied the proxy materials. If your bank, broker or other agent did not provide you with an 11-digit control number, you should contact them to obtain your control number and access the Annual Meeting link. To vote at the Annual Meeting, you must first obtain a valid “legal proxy” from your bank, broker or other agent. Follow the instructions from your nominee to request a “legal proxy.”
Q: What can I do if I change my mind after I vote my shares?
A: You may change your vote at any time before the polls are closed at the Annual Meeting.
•Holders of Record: If you are a holder of record, you may change your vote by (i) providing written notice of revocation to MARA Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method) or (iii) attending the Annual Meeting and voting electronically via live webcast. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
•Beneficial Owners: If you are a beneficial owner of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending the Annual Meeting and voting via live webcast, which can be accomplished as described above.
Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of our Board as described above.

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Questions and Answers About the Annual Meeting and Voting
Q: Who is paying for the cost of this proxy solicitation?
A: We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $25,000, plus out-of-pocket expenses. The solicitation of proxies is made on behalf of our Board and all the expenses of soliciting proxies from stockholders will be borne by us. In addition to the solicitation of proxies by use of the Internet and mail, our directors, officers and employees may communicate with stockholders personally or by email, telephone or otherwise for the purpose of soliciting such proxies. No additional compensation will be paid to any such persons for such solicitation, although we may reimburse them for reasonable out-of-pocket expenses incurred in connection with such solicitation. We will also, upon request, reimburse banks, brokers, dealers and other nominees for their reasonable out-of-pocket expenses in forwarding solicitation material to beneficial owners of shares held of record by such persons.
Q: How may I obtain an additional copy of the proxy materials? How may I reduce the number of copies our household receives?
A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and our Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy materials. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and our Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or our Annual Report, or if you wish to receive separate copies in the future, please contact: MARA Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, Telephone: 1 (800) 804-1690.
In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who are beneficial owners of shares held in street name may contact their bank, broker, dealer or other nominee to request information about householding.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once we know them.
Q: Where else can I find these proxy materials?
A: This Proxy Statement and the Annual Report are available on our website at mara.com in the SEC Filings section of the Investors tab. Other information contained on or accessed through our website does not constitute part of this Proxy Statement and you should not consider this other information in deciding how to vote your shares. References to our website address in this Proxy Statement are inactive textual references only.
Q: Whom should I contact with other questions?
A: If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: MARA Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, Telephone: 1 (800) 804-1690.

2025 PROXY STATEMENT	81

Additional Information

Other Business
As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies (or their substitutes) will vote in accordance with their discretion with respect to those matters.

82

Annual Report

Upon written request to MARA Holdings, Inc. at 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, we will provide without charge to each person requesting a copy of our Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our Annual Report, are available on our website at mara.com in the SEC Filings section of the Investors tab.

2025 PROXY STATEMENT	83

Appendix A - 2018 Plan Amendment

SECOND AMENDMENT
TO
MARA HOLDINGS, INC.
AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN
This Second Amendment (this “Amendment”) to the MARA Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is effective as of _________, 2025.
1.Section 4 of the Plan is hereby amended in its entirety to read as follows:
“4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of 63,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options, Preferred Stock or Warrants at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan. Should any Securities expire or be canceled prior to its exercise, satisfaction of conditions or vesting in full, as applicable, or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of an Option or Warrant or award of Restricted Stock or RSU or conversion of Preferred Stock be reduced for any reason, the shares of Common Stock theretofore subject to such Option, Warrant, Restricted Stock, RSU or Preferred Stock, as applicable, may be subject to future Options, Warrants, Restricted Stock, RSUs or Preferred Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”
2.Except as expressly set forth above, the terms and conditions of the Plan shall remain unchanged by this Amendment and the Plan shall remain in full force and effect in accordance with its terms.
[Signature Page Follows]

84

IN WITNESS WHEREOF, MARA Holdings, Inc. has caused the undersigned to execute this Amendment as of the date first written above.

MARA HOLDINGS, INC.

Name:	Fred Thiel
Title:	Chief Executive Officer and Chairman of the Board

2025 PROXY STATEMENT	85

Appendix B - Reconciliation of Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by our management team in financial and operational decision-making, we supplement our Consolidated Financial Statements that have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) with the non-GAAP financial measure of adjusted EBITDA.
We define adjusted EBITDA as (a) GAAP net income plus (b) adjustments to add back the impacts of (1) interest, (2) income taxes, (3) depreciation and amortization and (4) adjustments for non-cash and/or non-recurring items which currently include (i) stock compensation expense, (ii) change in fair value of derivative instrument, (iii) early termination expenses and other and (iv) net gain from extinguishment of debt.
Management uses adjusted EBITDA as a means of understanding, managing and evaluating business performance and to help inform operating decision-making. We rely primarily on our Consolidated Financial Statements to understand, manage and evaluate our financial performance and uses non-GAAP financial measures only supplementally.
We believe that adjusted EBITDA is a useful measure to us and to our investors because it excludes certain financial, capital structure and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.
Adjusted EBITDA is not a recognized measurement under GAAP. When analyzing our operating results, investors should use adjusted EBITDA in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because our calculation of adjusted EBITDA may differ from other companies, our presentation of this measure may not be comparable to similarly titled measures of other companies.

	Year Ended December 31,
(dollars in thousands)	2024	2023
Reconciliation to Adjusted EBITDA:
Net income	$541,008	$261,173
Interest expense (income), net	(3,715)	7,541
Income tax expense	75,495	16,426
Depreciation and amortization(1)	438,995	181,590
EBITDA	1,051,783	466,730
Stock compensation expense	157,642	32,644
Change in fair value of derivative instrument	2,043	—
Early termination expenses and other(2)	33,825	—
Net gain from extinguishment of debt	(13,121)	(82,267)
Adjusted EBITDA	$1,232,172	$417,107
(1)Includes approximately $12.4 million and $2.1 million of depreciation and amortization from our share in the results of our equity method investee, an Abu Dhabi Global Markets company, reported in “Equity in net earnings of unconsolidated affiliate” for the year ended December 31, 2024 and 2023, respectively, on the Consolidated Statements of Operations.
(2)Early termination expenses represent amounts recognized as the cost to early terminate data center hosting agreements in addition to the gain on investments during the period.

86

ANNUAL MEETING OF STOCKHOLDERS OF

MARA HOLDINGS, INC.

June 26, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

IMPORTANT NOTICE REGARDING INTERNET THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement, Proxy Card and 2024 Annual Report
are available at http://www.astproxyportal.com/ast/29360

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303000000001000 7 062625

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II directors to serve until our 2028 meeting of stockholders:

BOARD NOMINEES:

	FOR	WITHHOLD
Georges Antoun	☐	☐
Jay Leupp	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the nominees in Proposal 1, and FOR Proposals 2, 3 and 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

MARA HOLDINGS, INC.

June 26, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement, Proxy Card and 2024 Annual Report are available at http://www.astproxyportal.com/ast/29360

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230303000000001000 7 062625

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II directors to serve until our 2028 meeting of stockholders:

BOARD NOMINEES:

	FOR	WITHHOLD
Georges Antoun	☐	☐
Jay Leupp	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the nominees in Proposal 1, and FOR Proposals 2, 3 and 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARA HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on June 26, 2025

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Fred Thiel, Salman Khan and Zabi Nowaid, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of MARA Holdings, Inc., to be held at 8:30 a.m. PST on June 26, 2025 at https://web.lumiconnect.com/266814323 (password: mara2025) and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

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